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Exhibit 10.4
UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of July 12, 1994)

Table of Contents

UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of July 12, 1994)

PREAMBLE

Nature of Plan

    The Plan has been established to enable Eligible Employees of the Company and certain of its Affiliates to acquire stock ownership interests in the Company. The Plan is designed to invest exclusively in Company Stock (except for de minimis investments of cash pending investment in Company Stock or pending distribution to Participants) and, to the extent it is an employee stock ownership plan, primarily in "qualifying employer securities" (as defined in Code section 4975(e)(8)).

    Subject to Section 13, the Plan is intended to be permanent and to benefit Eligible Employees of the Company and its participating Affiliates on the Effective Date, as well as the Eligible Employees entering employment thereafter.

    The Plan consists of an employee stock ownership plan and a stock bonus plan. The employee stock ownership plan ("Part A" hereof) forms a part of the stock bonus plan, includes a money purchase pension plan and is intended to be qualified under Code sections 401(a) and 4975(e)(7). With respect to the portion of this Plan that is an employee stock ownership plan, as a single employee stock ownership plan: (i) the Initial Acquisition Loan and the Additional Acquisition Loans shall be a joint obligation of the component plans, (ii) the Plan shall not maintain separate Loan Suspense Accounts for the stock bonus and money purchase pension components, (111) dividends paid on Company Stock in either such component plan shall be used to repay the Initial Acquisition Loan and the Additional Acquisition Loans to the extent provided in the Plan, and (iv) separate Accounts shall not be maintained for Participants with respect to such component plans. The Trust holding the assets of the Trust Fund is intended to be exempt from taxation under Code section 501(a).

    The Plan consists of two portions, a "leveraged" portion (Part A) that is intended to be an employee stock ownership plan and an "unleveraged" portion (Part B). Part A consists of both a stock bonus plan component and a money purchase pension plan component and Part B consists solely of a stock bonus plan component. Unless the context otherwise requires or unless specifically provided, all provisions of this Plan document shall apply to both Part A and Part B.

Transaction

    The Plan is part of an overall program (which includes the Supplemental Plan) resulting in the acquisition by Eligible Employees of a majority ownership stake in the Company as contemplated by the Agreement and Plan of Recapitalization, among UAL Corporation and Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers, as amended (the "Recapitalization Agreement"). Specifically, on the Effective Date, Eligible Employees will become entitled to receive 55% of the equity and voting power of the Company through the Trust and the Supplemental Trust. The overall program will be accomplished by the allocation to individual Participant accounts over the Wage Investment Period of shares of Class 1 Non-Voting Preferred Stock, Class 2 Non-Voting Preferred Stock and Voting Preferred Stock under the Trust and Supplemental Trust (or equivalent fictional book-entry shares under the Supplemental Plan), which shares shall, in the aggregate, be convertible into shares of Common Stock in an amount that represents 55% of the Company's equity and voting power measured as of the Effective Date. In addition, as described under the paragraph entitled "Additional Shares" below, depending on the market price per share of the Common Stock during the one-year period commencing on the Effective Date, up to an additional 8% of the Company's equity and voting power may be allocated to Participants' accounts under the Plan and the Supplemental Plan, bringing the total up to 63% of the equity and voting power of the Company.

    Of the overall Employee stake, 46.23% of the underlying shares, including the Additional Shares, if any, will be reserved for allocation to the ALPA Employee Group, 37.13% of the underlying shares will be reserved for allocation to the IAM Employee Group and 16.64 % of the underlying shares will be reserved for allocation to the Management and Salaried Employee Group.

    If there were no Code limitations on compensation and allocations, all shares to be acquired under the overall program would be delivered solely under Part A and such shares would be allocated to Participants of the respective Employee Groups over the Wage Investment Period in accordance with the percentages set forth in the preceding paragraph. Because such Code limitations will, in fact, operate to limit the annual benefits available under Part A, only a portion (expected to be approximately 78.15% of the underlying shares of Preferred Stock) will be acquired by the Trust from time to time on and after the Effective Date and allocated to Participants under Part A. To maximize certain employee stock ownership plan-related tax benefits, the Employee Groups may receive less than their overall equity ownership interest under Part A, with the balance to be received under Part B and the Supplemental Plan. Most of the shares allocable under Part B and the Supplemental Plan will be allocable to the ALPA Employee Group. (The preceding does not refer to Voting Preferred Stock; it will be contributed and allocated for all Employee Groups as described below under the paragraph entitled "Part B: Voting Preferred Stock.")

    Shares not acquired under Part A will be allocated to appropriate Participant Accounts under Part B, subject to Code limitations, including Code sections 401(a)(4), 401(a)(17) and 415. To the extent that shares cannot be allocated under Part B by reason of those Code limitations, such shares will be allocated to accounts of appropriate Participants in accordance with the provisions of the Supplemental Plan.

    The combined effect of the allocations under the overall program (Part A, Part B and the Supplemental Plan) will be to put each Participant, to the extent possible, in the position such Participant would have been had all shares, including the Additional Shares, if any, been delivered to and allocated under Part A.

Part A

    With respect to Part A, it is intended that, on the Effective Date and from time to time thereafter, the Trustee will enter into the Initial Acquisition Loan and Additional Acquisition Loans on behalf of the Trust and use the proceeds thereof to purchase shares of Preferred Stock, representing approximately 42.9825% of the equity of the Company (subject to increase due to any Additional Shares issued). The Preferred Stock purchased will be Class 1 Non-Voting Preferred Stock. The shares of Class 1 Non-Voting Preferred Stock will be allocated ratably, over the Wage Investment Period, to the Employee Groups in accordance with the following percentages:

                            ALPA Employee Group - 31.759437%

                            IAM Employee Group - 47.511196%

                            Management and Salaried Employee Group - 20.729367%

Part B: Class 2 Non-Voting Preferred Stock

    With respect to Part B, it is intended that the Company will contribute (or will cause the trustee of the Supplemental Trust to transfer), during the Wage Investment Period, shares of Class 2 Non-Voting Preferred Stock (including Additional Shares, if any) to the Plan. Subject to certain Code limitations, Such shares will be allocated to Participants who receive less than their full entitlement under the overall program under Part A. In general, the formula for determining the amount of allocations under Part B to make up for the shortfall of Company Stock delivered under Part A is set forth in Section 5.4(c).

Part B: Voting Preferred Stock

    With respect to Part B, it is also intended that the Company will contribute, during the Wage Investment Period, shares of Voting Preferred Stock to the Plan. The Voting Preferred Stock contributed will be comprised of three classes. A separate class of Voting Preferred Stock, representing 25.4265% of the voting power of the Company, will be reserved for allocation to Participants who are members of the ALPA Employee Group ("Class P"); a separate class of Voting Preferred Stock, representing 20.4215% of the voting power of the Company, will be reserved for allocation to Participants who are members of the IAM Employee Group ("Class M"); and a separate class of Voting Preferred Stock, representing 9.152% of the voting power of the Company, will be reserved for allocation to Participants who are members of the Management and Salaried Employee Group ("Class S"). (The shares reserved above include shares reserved for allocation to the respective Employee Groups under the Supplemental Plan and Supplemental Trust.) Such percentages shall be appropriately adjusted in the event the initial Employee ownership percentage is increased (up to 63% in the aggregate) as provided below. It is intended that the number of shares of Voting Preferred Stock to be allocated to each Participant's Account on each Valuation Date will equal the number of shares of Preferred Stock allocated to that Participant under Part A and Part B on such Valuation Date (taking into account the special Effective Date contribution and allocation described below). The terms of each class of Voting Preferred Stock provide that the shares outstanding at any particular time (in combination with any shares of Common Stock held by the Trustee or trustee under the Supplemental Trust allocable or allocated to the relevant Employee Group) will command the aggregate voting power reserved for such Employee Group. Thus, for example, if there are 100 shares of Class P outstanding, each such share will command 1% of the voting power reserved for the ALPA Employee Group (25.4265%, assuming 55% ownership by Employees). As additional shares of Class P are issued. the per share voting power will decrease proportionately.

    As a special Employer Contribution, one share of each of Class P, Class M and Class S will be contributed by the Company to Part B on the Effective Date. These three shares will be allocated, per capita, to the Accounts of the appropriate Participants under Part B on the Effective Date.

Supplemental Plan and Supplemental Trust

    To the extent that, in any Plan Year during the Wage Investment Period. shares of Company Stock cannot be allocated to a Participant's Account by reason of any Code limitations, including Code section 401(a)(17), Code section 415 and Code section 401(a)(4), appropriate credits will be made to the accounts of the affected Participants under the Supplemental Plan (attached hereto as Exhibit A) in accordance with the terms thereof and shares of Voting Preferred Stock (and in certain circumstances, Class 2 Non-Voting Preferred Stock) used to satisfy the relevant credits will be held in the Supplemental Trust (attached hereto as Exhibit B) in accordance with the terms thereof for the benefit of the affected Participants.

Part B: Flowback

    During and after the Wage Investment Period, to the extent that the allocation of shares of Company Stock under the Plan for any Participant was limited in a prior Plan Year by reason of the limitations of Code section 401(a)(17), Code section 415 or Code section 401(a)(4) (with the result that the Participant received corresponding credits under the Supplemental Plan), it is intended that the Company will contribute (or the Company will cause the trustee of the Supplemental Trust to transfer) to such Participant's Account shares of Class 2 Non-Voting Preferred Stock and shares of Voting Preferred Stock, as the case may be, in a subsequent Plan Year, and that such shares will be allocated under this Plan to the Accounts of the affected Participants in accordance with the terms hereof, subject to any applicable Code limitations as applied to the subsequent Plan Year (and corresponding debits will be made under the Supplemental Plan).

Additional Shares:

    Depending on the fair market value per share of the Common Stock during the one-year period commencing on the Effective Date, a number of additional shares determined in accordance with Section 1.6 and Section 1.10 of the Recapitalization Agreement will be allocated to Participants' Accounts under the Plan and participants' accounts under the Supplemental Plan over the remainder of the Wage Investment Period. Such number of shares of Company Stock will be allocated to the Employee Groups in accordance with the percentages specified in the paragraph above entitled "Transaction. "

    In general, 78.15% of the Additional Shares which are Preferred Stock will be Class 1 Non-Voting Preferred Stock; provided, however, that the portion of the Additional Shares attributable to Preferred Stock allocated as of December 31, 1994 will be Class 2 Non-Voting Preferred Stock contributed to Part B or allocated as credits under the Supplemental Plan as of December 31, 1994. Except as described in the foregoing proviso, it is intended that such Additional Shares of Class 1 Non-Voting Preferred Stock will increase, on a pro rata basis, the number of such shares acquired pursuant to each Additional Acquisition Loan. Unless the parties agree otherwise, these Class 1 shares will be allocated over the remainder of the Wage Investment Period in accordance with the percentages set forth under Part A above.

    Any Additional Shares not sold to the Trustee pursuant to Part A will be contributed by the Company to Part B or credited to the Supplemental Plan during the remainder of the Wage Investment Period. Subject to certain Code limitations, such shares will be allocated to Participants who receive less than their full entitlement, giving effect to the allocation of the Additional Shares, of shares of Class 1 Non-Voting Preferred Stock under Part A. To the extent possible, the formula in Section 5.4(c) will be applied by assuming all Additional Shares (other than the shares of Voting Preferred Stock) had been sold to the Trust under Part A on the Effective Date and allocated ratably over the following 69 months.

SECTION 1

Definitions

    In this Plan (including the preamble), whenever the context so indicates, the singular or plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a)     "Account" or "Accounts" mean a Participant's or Beneficiary's ESOP Stock Account and/or his ESOP Cash Account, as the context so requires.

(b)     "Acquisition Loan" means a loan (or other extension of credit, including an installment obligation to a party in interest (as defined in ERISA section 3(14))) incurred by the Trustee in connection with the purchase of Company Stock.

(c)     "Additional Acquisition Loans" means the Acquisition Loans entered into from time to time after the Effective Date between the Trustee and the Company as contemplated by Section 1.6 of the Recapitalization Agreement.

(d)     "Additional Shares" means the number of additional shares, if any, of Company Stock to be issued by the Company in accordance with Section 1.10 of the Recapitalization Agreement. Any reference herein to additional shares shall only be applicable when, if and to the extent that additional shares are determined to be issuable in accordance with Section 1.10 of the Recapitalization Agreement.

(e)     "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control or an affiliated service group, as described in Code sections 414(b), 414(c) and 414(m), respectively, or any other organization treated as a single employer under Code section 414(o); provided, however, that, where the context so requires, the ten-n "Affiliate" shall be construed to give full effect to the provisions of Code sections 409(1)(4) and 415(h).

(f)     "ALPA" means the Air Line Pilots Association, International.

(g)     "ALPA Employee Group" means Eligible Employees in classifications represented by ALPA under the Railway Labor Act who are either listed on the Pilots' System Seniority List or Second Officer Eligibility Seniority List.

(h)     "Beneficiary" means the person or persons to whom a deceased Participant's benefits are payable under the Plan all as provided in Section 7.9.

(i)     "Board of Directors" means the board of directors of the Company.

(j)     "Class 1 Non-Voting Preferred Stock" means the shares of Class 1 ESOP Convertible Preferred Stock issued by the Company and allocated under Part A.

(k)     "Class 2 Non-Voting Preferred Stock" means the shares of Class 2 ESOP Convertible Preferred Stock issued by the Company and allocated under Part B. Any reference to such shares credited under the Supplemental Plan shall be deemed to be a reference to fictional book-entry shares of Class 2 Non-Voting Preferred Stock credited under the Supplemental Plan.

(l)     "Code" means the provisions of the Internal Revenue Code of 1986, as amended, and all successor laws thereto. Where the Plan refers to a particular section of the Code, such reference shall also apply to any successor to that section.

(m)     "Common Stock" means common stock issued by the Company that meets the requirements of Code section 409(1), which on the Effective Date includes the common stock that may be received upon the conversion of the Preferred Stock and Voting Preferred Stock.

(n)     "Company" means UAL Corporation and any successor corporation or entity to the Company by merger, consolidation or otherwise.

(o)     "Company Stock" means Voting Preferred Stock, Common Stock and/or Preferred Stock, as the context so requires.

(p)     "Compensation" means (i) the total cash compensation paid to the Participant, for services while a Participant and an Eligible Employee, during the Plan Year for services rendered to his Employer, including bonuses and overtime pay, plus (ii) elective deferrals under a plan meeting the requirements of Code section 401(k) or Code section 125 for such Plan Year, but excluding reimbursement of moving expenses, relocation allowances, housing allowances, reimbursement of membership costs and dues, other expense reimbursement payments and allowances, severance pay or other special payments relating to termination of employment by retirement or otherwise and cash payments in respect of stock appreciation rights. With respect to the Management and Salaried Employee Group only, Compensation shall not include pay received for vacation time that was accrued but not actually taken as vacation before termination of employment by retirement or otherwise. A Participant's Compensation shall not exceed $150,000 (as adjusted pursuant to Code section 401(a)(17)); provided, however, that with respect to Part A, Compensation of a Participant who is a member of the ALPA Employee Group shall be limited to an amount equal to four times the dollar limitation under Code section 415(c)(1)(A) (as adjusted pursuant to Code section 415). Compensation for services performed prior to July 13, 1994 or after the end of the Wage Investment Period shall not be taken into account under the Plan, except for purposes of applying any Code limitations.

(q)     "Control Transaction" means (a) any tender offer or exchange offer for Company Stock or any other opportunity or series of opportunities for the Plan to dispose of (or convert in connection with a sale, exchange or disposition) at least 3% of its Company Stock (other than conversions or dispositions to effectuate distributions or diversification elections under the Plan), and (b) any transaction or series of related transactions pursuant to which any person or group (as defined in Rule 13d-3 under the Exchange Act) acquires or seeks to acquire, directly or indirectly, "control" (as defined in the Exchange Act) of the Company or of all or a substantial portion of the tangible or intangible assets of the Company and its subsidiaries, whether by merger, consolidation, share exchange, tender offer, exchange offer, sale, lease, exchange, conversion, voting trust, proxy or otherwise. For purposes of Plan provisions relating to a "Control Transaction," "person" means an individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority, judicial entity or other entity.

(r)     "Effective Date" means July 12, 1994.

(s)     "Eligible Employee" means any Employee of an Employer (other than any employee who is not a member of an Employee Group and any "leased employee" (as defined in Code section 414(n))), subject to the following:

    (i)     if an Employee is included in a unit of Employees covered by a collective bargaining agreement, he shall not be an Eligible Employee unless the applicable collective bargaining agreement expressly provides that he shall be eligible to participate in this Plan. On the Effective Date, members of the ALPA Employee Group, the IAM Employee Group, and, if the Transport Workers Union collective bargaining agreement so provides, the meteorologist Employees who are members of a group represented by the Transport Workers Union (these meteorologists are members of the Management and Salaried Employee Group) are Eligible Employees;

    |(ii)     an Employee shall not be an Eligible Employee if he is a non-resident alien with no earned income from U.S. sources;

    |(iii)     an Employee shall not be an Eligible Employee as of the date his Compensation no longer reflects all of the wage concessions contemplated as part of the recapitalization of UAL effective July 12, 1994; and

    |(iv)     with respect to an Employee who is a member of the Management and Salaried Employee Group, the Employer may provide in a resolution of its board of directors, additional limitations for participation with the consent of the Board of Directors; provided, however, that any such limitation shall not have the effect of reducing the amount of Company Stock intended to be allocated to the Management and Salaried Employee Group under Part A or affect the method or pace of allocations of Company Stock in a manner that would adversely affect the Plan's projected ability to meet the requirements of Code section 415(c)(6).

 (t)     "Employee" means any person, including an officer or director, who is actually performing services for the Company or any of its Affiliates in a common-law, employer-employee relationship and treated as an employee on the payroll records and any "leased employee" (within the meaning of Code section 414(n)).

(u)     "Employee Group" means each of the ALPA Employee Group, the IAM Employee Group and the Management and Salaried Employee Group.

(v)     "Employer" means the Company or any of its Affiliates (or a division or business unit thereof) that has adopted the Plan with the consent of the Board of Directors.

(w)     "Employer Contribution" means the amount contributed, whether in cash or in kind, by each Employer pursuant to the provisions of Section 3.1.

(x)     "Entry Date" means, with respect to each Eligible Employee employed on the Effective Date, the Effective Date, and with respect to each Eligible Employee employed after the Effective Date, (i) in the case of members of the ALPA Employee Group, the employment commencement date (or reemployment commencement date), (ii) in the case of members of the IAM, the first day of the first payroll period coincident with or next following the date the Eligible Employee becomes a member of the IAM Employee Group, and (iii) in the case of members of the Management and Salaried Employee Group, the first day of the first payroll period coincident with or next following the anniversary date of the Eligible Employee's employment commencement date (or reemployment commencement date); provided, however, that if such Eligible Employee's employment with the Employers terminates before he becomes a Participant and such Eligible Employee returns to the employ of an Employer within one year of such termination, the Entry Date shall be the first day of the first payroll period coincident with or next following the later of (i) the reemployment commencement date or (ii) the anniversary date of such Eligible Employee's employment commencement date. Any Participant whose employment with the Employers terminates and who returns to the employ of an Employer as an Eligible Employee shall become a Participant immediately.

(y)     "ERISA" means the provisions of the Employee Retirement Income Security Act of 1974, as amended, and all successor laws thereto. Where the Plan refers to a particular section of ERISA, such reference shall also apply to any successor to that section.

(z)     "ESOP Cash Account" means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

(aa)     "ESOP Committee" means the committee appointed to administer the Plan pursuant to Section 11.

(bb)     "ESOP Stock Account" means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of Company Stock.

(cc)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(bb)     "Financed Shares" means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, which shall constitute "qualifying employer securities" under Code section 409(1) and any shares of Company Stock received upon conversion or exchange of such shares.

(cc)     "IAM" means the International Association of Machinists and Aerospace Workers.

(dd)     "IAM Employee Group" means non-probationary regular Employees (other than Employees employed on a temporary basis) who are both (i) classified by the Company as Mechanic and Related Employees, Ramp and Stores Employees, Food Services Employees, Security Officers, Dispatchers, or Communications Employees and (ii) members of a group of employees represented by the International Association of Machinists and Aerospace Workers, AFL-CIO.

(ee)     "Initial Acquisition Loan" means the Acquisition Loan or Acquisition Loans entered into on the Effective Date between the Trustee and the Company pursuant to the Preferred Stock Purchase Agreement.

(ff)     "Loan Suspense Account" means the suspense account in the Trust to which Financed Shares are initially credited prior to release for allocation to Participants' ESOP Stock Accounts. Subaccounts shall be maintained to reflect Financed Shares acquired with the Initial Acquisition Loan and each applicable Additional Acquisition Loan.

(gg)     "Management and Salaried Employee Group" means Eligible Employees who perform the functions performed by the salaried and managerial Employees on the Effective Date (including any functions that such Employees will perform in the future).

 Furthermore, Eligible Employees who are meteorologists represented by the Transport Workers Union are members of the Management and Salaried Employee Group.
  (hh)     "Normal Retirement Date" means (i) in the case of a Participant who is a member of the ALPA Employee Group, the date on which such Participant attains age 60, and (ii) in the case of any other Participant, the date on which such Participant attains age 65.

    (ii)     "Part A" means the portion of the Plan under which benefits are provided for Participants through the purchase of shares of Class 1 Non- Voting Preferred Stock acquired with the proceeds of the Initial Acquisition Loan and Additional Acquisition Loans.

    (jj)     "Part B" means the portion of the Plan under which benefits are provided for Participants through the contribution of shares of Class 2 Non-Voting Preferred Stock and Voting Preferred Stock by the Company or through the transfer of any such shares from the Supplemental Trust.

(kk)     "Participant" means any Eligible Employee who has become a Participant in accordance with Section 2 or any other person with an Account balance under the Plan.

(ll)     "Plan" means the UAL Corporation Employee Stock Ownership Plan, consisting of Part A and Part B, as amended from time to time. The Trust created in connection with the Plan shall be incorporated in, and form a part of, the Plan.

(mm)     "Plan Year" means the calendar year; provided, however, that the initial Plan Year shall commence on the Effective Date and end on December 31, 1994.

(nn)     "Preferred Stock" means the Class 1 Non-Voting Preferred Stock and the Class 2 Non-Voting Preferred Stock.

(oo)     "Preferred Stock Purchase Agreement" means either (i) the stock purchase agreement, dated as of March 25, 1994, as amended, effective July 12, 1994, by and between the Company and the Trustee pursuant to which shares of Class 1 Non-Voting Preferred Stock will be purchased by the Trustee for allocation under Part A and/or (ii) the stock purchase agreements by and between the Company and the Trustee pursuant to which Additional Shares of Class 1 Non-Voting Preferred Stock will be purchased by the Trustee in connection with Additional Acquisition Loans for allocation under Part A, as the context so requires.

(pp)     "Supplemental Plan" means the UAL Corporation Supplemental ESOP, effective July 12, 1994.

(qq)     "Supplemental Trust" means the UAL Corporation Supplemental ESOP Trust, effective July 12, 1994.

(rr)     "Total Disability" means that, in the opinion of a physician selected by the ESOP Committee, the Participant is permanently incapable of performing services for his Employer or any of its Affiliates due to a disability; provided, however, that for any, member of the ALPA Employee Group, "Total Disability" shall have the meaning ascribed thereto in the United Air Lines, Inc. Pilots' Fixed Benefit Retirement Income Plan.

(ss)     "Trust" means the UAL Corporation Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

(tt)     "Trust Agreement" means the trust agreement establishing the Trust.

(uu)     "Trust Fund" means the assets held in the Trust for the benefit of the Participants and their Beneficiaries.

(vv)     "Trustee" means the trustee or trustees from time to time in office under the Trust Agreement.

(ww)     "Valuation Date" means the last day of each Plan Year, April 12, 2000 (except for Participants in the IAM Employee Group) and July 12, 2000 for Participants in the IAM Employee Group and any other date selected by the ESOP Committee as necessary for the equitable operation of the Plan.

(xx)     "Voting Preferred Stock" means the shares of each class of ESOP Voting Junior Preferred Stock issued by the Company. Such preferred stock consists of Class P, Class M and Class S.

(yy)     "Wage Investment" means, for a member of the IAM Employee Group, the sum of:

    (i)     The product of (A) the number of hours for which the Participant is compensated during a Plan Year, multiplied by (B) the difference between the "book rate of pay" as in effect immediately prior to the Effective Date and the "actual rate of pay" as in effect on the Effective Date for services rendered during a Plan Year; plus

    (ii)     the sum of the following: (A) the amount determined under item (i) times 7.6% (which represents the Employers' portion of the FICA tax), (B) the amount determined under item (i) times .46% (which represents the Employers' portion of the FUTA tax), (C) the amount determined under item (i) times .05% (which represents the Employers' contribution for long term disability coverage), and (D) the amount determined under item (i) times .4% (which represents the Employers' contribution for life insurance coverage); provided, however, that in the case of each of the items (A) through (D) above, the members of the ESOP Committee appointed by the IAM may require the substitution of an alternative percentage which they deem appropriate and which is uniformly applicable to each member of the IAM Employee Group; plus

                     (iii)     the book rate of pay as in effect immediately prior to the Effective Date for each hour, or fraction thereof, of lunch (or other meal) periods multiplied by the number of days services are rendered during a Plan Year. For purposes hereof, "book rate of pay" means the hourly rate of pay including increases due to overtime, premium pay and shift differentials that would have been paid to each IAM Employee Group member on the day immediately preceding the Effective Date, and as adjusted over the Wage Investment Period to account solely for increments due based on changes in the scale or step for each such member, and "actual rate of pay" means the hourly rate of pay for each IAM Employee Group member on the Effective Date, as adjusted over the Wage Investment Period to account solely for increments based on changes in the scale or step and not on account of negotiated changes effective during the Wage Investment Period. If a member of the IAM Employee Group changes job classifications (for example, due to a promotion), then such member's book rate of pay and actual rate of pay shall, following the change of job classifications, be determined by reference to the member's new job classification. The calculation of the Wage Investment shall be made by using the information reasonably available to the Employers under the Employers' recordkeeping and payroll systems. The Wage Investment may be calculated by using reasonable estimates, and the members of the ESOP Committee appointed by the IAM shall adopt any such reasonable estimates as are necessary for the Wage Investment to be determined. Such members of the ESOP Committee shall consult with the Employers to calculate the Wage Investment. Pursuant to Section 11.4, the Employers shall furnish the members of the ESOP Committee such data and information as may be reasonably required to calculate the Wage Investment and to formulate such reasonable estimates. The determination of the Wage Investment based upon such estimates shall be final and binding for all purposes hereunder. (zz)     "Wage Investment Period" means the period commencing on July 13, 1994 and ending on April 12, 2000 (July 12, 2000, for members of the IAM Employee Group).
SECTION 2

Plan Participation

    2.1     Eligibility for Participation. Subject to the conditions and limitations of the Plan, each Eligible Employee of an Employer shall become a Participant on the applicable Entry Date.

    2.2     Participation Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of his Employer or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

    2.3     Transferred Participants. If a Participant transfers from one Employee Group to another Employee Group, the ESOP Committee shall maintain separate Accounts for such Participant, such Accounts reflecting such Participant's participation in the Plan as a member of the respective Employee Groups.

SECTION 3

Contributions

    3.1     Employer Contributions. Subject to the conditions and limitations of the Plan, for each Plan Year, the Employers shall contribute to the Trust cash equal to, or Company Stock having an aggregate fair market value equal to, such amount, if any, as the respective boards of directors of the Employers shall determine by resolution; provided, however, that:

(a)     Part A.

        (i)     The Company shall contribute to Part A an amount in cash equal to the amount required to enable the Trustee (together with dividends used to repay the Initial Acquisition Loan and the Additional Acquisition Loans in accordance with Section 10) to pay any principal and interest on the Initial Acquisition Loan and the Additional Acquisition Loans payable during the Plan Year. Of the contribution amount required to enable the Trustee to discharge the aggregate principal and interest on such indebtedness, 60% shall be made to the money purchase pension plan component of Part A of the Plan. The balance of the required contribution amount shall be made to the stock bonus plan component of Part A of the Plan. The Trustee shall apply such money purchase pension plan component contributions to repay the principal on each of the respective Acquisition Loans in proportion to the excess of the principal due on such Acquisition Loan for the Plan Year over the dividends available to repay the principal on such Acquisition Loan.

        |(ii)     In lieu of the foregoing, the Company may forgive an amount of indebtedness equal to the required Employer Contribution (or any portion thereof).

        |(iii)     On the Effective Date, the Company shall contribute an amount in cash equal to the aggregate par value of the Company Stock to be acquired under the Initial Acquisition Loan. In addition, the Company shall contribute an amount in cash equal to the aggregate par value of the Company Stock, if any, to be acquired under each Additional Acquisition Loan. Such contributions shall first be divided, pro rata, among the Employee Groups in accordance with Section 5.4(a)(i)(A), and then shall be allocated to the ESOP Cash Accounts of Participants as follows: (A) in the case of the ALPA Employee Group and the Management and Salaried Employee Group, according to the Compensation paid to such Participants in such Employee Group for the Plan Year, and (B) in the case of the IAM Employee Group, according to Wage Investments of such Participants for the Plan Year. Such contribution shall be used by the Trustee as partial consideration for the purchase of shares of Class 1 Non-Voting Preferred Stock under the applicable Preferred Stock Purchase Agreement, and the ESOP Cash Accounts of the Participants shall be charged accordingly. Shares of Class 1 Non-Voting Preferred Stock equal in value (based on the prices per share paid by the Trustee under the applicable Preferred Stock Purchase Agreement) to the amount of such contribution shall be allocated, as of the last day of the applicable Plan Year, from the shares purchased under the applicable Preferred Stock Purchase Agreement to the ESOP Stock Accounts of the Participants, pro rata, according to the allocations of such contribution above.

(b)     Part B.

        (i)     On the Effective Date, the Company shall contribute to Part B, as a special Employer Contribution, one share of each of Class P, Class M and Class S.

        |(ii)     As soon as practicable after the end of each Plan Year, the Company shall contribute (or shall cause the trustee of the Supplemental Trust to transfer) to Part B shares of Class 2 Non-Voting Preferred Stock and shares of Voting Preferred Stock in accordance with Section 5.4(c)(vii); provided, however, that any shares of Company Stock transferred by the trustee of the Supplemental Trust in respect of such obligation shall satisfy, to the extent of such transfer, the Company's obligation under this Section 3.1(b). Such contributions may not be used to repay Acquisition Loan indebtedness and shall be made to the stock bonus plan component of the Plan.

        |(iii)     If cash dividends have been paid to the holders of Common Stock during any Plan Year and if dividends are applied to repay the Initial Acquisition Loan or any Additional Acquisition Loan pursuant to Section 10 during that Plan Year, the Company shall make an additional Employer Contribution to Part B in the amount, if any, set forth in the next sentence as soon as practicable after the last day for that Plan Year (and for the purpose of this clause (iii), "Plan Year" shall be defined to include only the period from the Effective Date to 12/31/94, the five 12-month periods ending 12/31/95 through 12/31/99, and the three-month period ending 3/31/2000). The amount of such contribution shall equal the excess of A plus B over C; where A equals the least of:

(I)     the cash dividends (excluding dividends that constitute Participating Dividends and Extraordinary Distributions with respect to the outstanding Class 1 Non-Voting Preferred Stock) that would have been received by the Plan during that Plan Year if the outstanding Class 1 Non- Voting Preferred Stock had been converted into Common Stock immediately prior to each dividend record date, which amount shall be reduced by the excess, if any, of the amount described in clause (11) below over the amount described in clause (III) below;

(II)     the Fixed Dividends that have been paid on the Class 1 Non-Voting Preferred Stock during that Plan Year; and

(III)     the amount of the cash dividends used to repay the Initial Acquisition Loan and the Additional Acquisition Loans pursuant to Section 10.1(a) during such Plan Year;

 B equals the cash dividends (excluding dividends that constitute Extraordinary Distributions with respect to the Class 1 Non-Voting Preferred Stock) that would have been received by the Plan during the Plan Year if the Class 1 Non-Voting Preferred Stock contemplated for future sale to this Plan as part of the future Additional Acquisition Loans had been, immediately prior to each dividend record date, sold to this Plan and converted into Common Stock. The number of shares of Class 1 Non-Voting Preferred Stock contemplated for future sale shall equal 13,813,282 (adjusted for the issuance of Additional Shares of Class 1 Non-Voting Preferred Stock) reduced by the number of shares of Class 1 Non-Voting Preferred Stock sold to this Plan prior to the dividend record date; and

C equals the amount of cash contributions previously made pursuant to this clause (iii) with respect to such Plan Year.

 For the purposes of the Plan, "Participating Dividends", "Extraordinary Distributions" and "Fixed Dividends" shall have the meanings ascribed to such terms in the Certificate of Incorporation of the Company, Article Fourth, Part II relating to Class 1 Non-Voting Preferred Stock.

    3.2     Limitation on Contributions. In no event may any Employer Contributions under Section 3.1 for any Plan Year exceed the maximum amount deductible as an expense for federal income tax purposes under Code section 404; provided, however, that if Employer Contributions are so limited, appropriate arrangements will be made in accordance with Section 1.6(1) of the Recapitalization Agreement to protect the substantive rights of each Employee Group (hereinafter "Appropriate Arrangements").

    3.3     Timing of Contributions. For each Plan Year, Employer Contributions shall be due no later than the time prescribed for filing the Employer's federal income tax return for that Plan Year, including any extensions of time; provided, however, that Employer Contributions shall be made at such times as to enable the Trustee to meet its repayment obligations under the documents governing the Initial Acquisition Loan, the Additional Acquisition Loans or as otherwise required by the terms of the Plan.

    3.4     Participant Contributions. Contributions by Participants are neither required nor permitted.

SECTION 4

Investment of Trust Fund

    4.1     Exclusive Benefit of Participants. All Employer Contributions, Company Stock acquired with Employer Contributions and with proceeds of Acquisition Loans, and dividends and distributions thereon, shall become a part of the Trust Fund and shall be held and disbursed by the Trustee in accordance with the provisions of the Plan and Trust Agreement. No person shall have any Interest in or right to assets held in the Trust Fund except as provided in the Plan and Trust Agreement. The Trust Fund shall be held for the exclusive benefit of the Participants and their Beneficiaries, and shall be used solely to pay benefits to such persons. The Trust Fund shall not revert to the benefit of the Company or any of its Affiliates, except as provided in Section 15.2.

    4.2     Investment in Company Stock. The Trust Fund shall be invested exclusively in shares of Company Stock, subject to the Trustee's power to hold cash pending investment in Company Stock or pending distribution to Participants, and, accordingly, the Trustee may invest and hold up to 100% of the Trust Fund in Company Stock.

    4.3     Acquisition Loans. In respect of Part A, the Trustee may incur the Initial Acquisition Loan and the Additional Acquisition Loans. In addition, the Trustee, with the consent of the Company, may incur other Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. Each Acquisition Loan shall meet all applicable legal requirements, including those set forth under Code section 4975 and ERISA section 408. Financed Shares shall initially be credited to the Loan Suspense Account and shall be released for allocation to the ESOP Stock Accounts of Participants only as payments of principal and interest, or principal, on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account (or subaccount attributable to that Acquisition Loan) for allocation to Participants' ESOP Stock Accounts for each Plan Yea., shall be based upon either: (x) the ratio that the payments of principal made on the Acquisition Loan for that Plan Year bear to the sum of principal payments during that Plan Year, plus the projected payments of principal during the remainder of the Acquisition Loan repayment period, provided that the special conditions set forth under Treasury Regulation section 54.4975-7(b)(8)(ii) are satisfied, or (y) the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year, bear to the sum of principal and interest payments during that Plan Year, plus the projected payments of principal and interest during the remainder of the Acquisition Loan repayment period. A separate ratio will be calculated for each Acquisition Loan. The applicable loan documents will specify whether clause (x) and/or clause (y) shall apply. Shares released from the Loan Suspense Account in connection with the Initial Acquisition Loan and the Additional Acquisition Loans shall be released in accordance with clause (x) above.

    4.4     Fiduciary Concerns. With respect to the exercise of any fiduciary responsibility with respect to the Plan or Trust, including, without limitation, the voting, sale, exchange, other disposition or conversion of Company Stock, the relevant fiduciary may, to the extent permitted by law, take into consideration any relevant economic factors affecting the interests of current and future Participants (and Beneficiaries), including, but not limited to, the prospect for continued Employee enfranchisement through the voting power of Company Stock held in the Plan, the prospect for future benefits under the Plan as a result of the prospective release and allocation of Company Stock held in the Loan Suspense Account and the prospect for future employment with the Company and its Affiliates.

SECTION 5

Plan Accounting

    5.1     Accounting for Allocations. The ESOP Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making the allocations to the Participants' Accounts provided for in this Section 5. The ESOP Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant's ESOP Stock Account. The ESOP Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of Employer Contributions (and of any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan. From time to time, the ESOP Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 11, the ESOP Committee may delegate the responsibility for maintaining Accounts and records.

    5.2     Allocation and Crediting of Participants' ESOP Stock Accounts. As of each Valuation Date, the ESOP Committee shall:

(a)     First, charge to each Participant's ESOP Stock Account all distributions and payments made to him since the last preceding Valuation Date that have not been previously charged;

(b)     Next, credit to each Participant's ESOP Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his ESOP Cash Account since the last preceding Valuation Date, and adjust such ESOP Cash Account in accordance with the provisions of Section 5.3; and

(c)     Finally, allocate and credit to each Participant's ESOP Stock Account the shares of Company Stock representing Employer Contributions made in the form of Company Stock and the number of Financed Shares released under Section 4.3 that are to be allocated and credited as of that date in accordance with the provisions of Section 5.4.

     5.3     Allocation and Crediting of Participants' ESOP Cash Accounts. As of each Valuation Date, the ESOP Committee shall adjust the ESOP Cash Accounts to reflect activity since the last preceding Valuation Date as follows: (a)     First, charge to each Participant's ESOP Cash Account all distributions and payments made to him that have not been previously charged;

(b)     Next, if Company Stock is purchased with assets from a Participant's ESOP Cash Account, such shares shall be credited to the ESOP Stock Account of such Participant, and the Participant's ESOP Cash Account shall be charged accordingly;

(c)     Next, subject to the dividend provisions of Section 10, the ESOP Committee shall also credit to the ESOP Cash Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant's ESOP Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan. Cash dividends and any earnings that have not been used to repay any Acquisition Loan and have been credited to a Participant's ESOP Cash Account shall be applied by the Trustee to the purchase of shares of Common Stock, which shares shall then be credited to the ESOP Stock Account of such Participant. The Participant's ESOP Cash Account shall then be charged by the amount of cash used to purchase such Common Stock or used to repay any Acquisition Loan. In addition, any earnings (i) on ESOP Cash Accounts will be allocated to Participants' ESOP Cash Accounts, pro rata, based on such ESOP Cash Account balances and (ii) on the Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants' Accounts, pro rata, based on their Account balances in Part A;

(d)     Next, allocate and credit the Employer Contributions made for the purpose of repaying any Acquisition Loan in accordance with Section 5.4. Such amount shall then be used to repay any Acquisition Loan and such Participant's ESOP Cash Account shall be charged accordingly; and

(e)     Finally, allocate and credit the Employer Contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash for the Plan Year to the ESOP Cash Account of each Participant (including Participants whose employment with the Company and its Affiliates terminated for any reason during the Plan Year) in accordance with Section 5.4(b).

     5.4     Allocation and Crediting of Employer Contributions. As of the Valuation Date for each Plan Year, all cash contributions and shares of Company Stock transferred by each Employer to the Trustee for that Plan Year under Section 3.1 and the number of Financed Shares released from the Loan Suspense Account for allocation to Participants' ESOP Stock Accounts under Section 4.3 (except as provided under Section 10.3) during the Plan Year shall be allocated among and credited to the Accounts of Participants (including Participants whose employment with the Company and its Affiliates terminated for any reason during the Plan Year) as follows: (a)     Part A. On each Valuation Date, the cash contributions used to repay the Acquisition Loan indebtedness and the shares of Class 1 Non- Voting Preferred Stock released for that Plan Year shall be allocated and credited to each Participant's Account as follows:

    (i)     First, the Employer Contributions made in cash used to repay each Acquisition Loan (or treated as cash due to forgiveness of such Acquisition Loan indebtedness) shall be allocated among the Employee Groups as follows:

(A)     The allocation percentage for the Class 1 Non-Voting Preferred Stock released for that Plan Year shall be as follows: ALPA Employee Group--31.759437%; IAM Employee Group--47.511196%; and Management and Salaried Employee Group--20.729367%. All such shares released for such Plan Year shall be allocated to the Employee Groups in accordance with such allocation percentages.

(B)     There shall be calculated for each Participant an allocation of shares of Class 1 Non-Voting Preferred Stock on account of dividends paid during the Plan Year on such Preferred Stock previously allocated to such Participant's ESOP Stock Account and applied in accordance with Sections 10.1(a) and 10.3. The foregoing allocations for each Participant shall be made out of the Class 1 Non-Voting Preferred Stock allocated to that Participant's Employee Group under subclause (A) above.

(C)     Employer Contributions to be allocated in accordance with this clause (i)(C) shall be allocated to each Employee Group in the proportion that (x) shares of Class 1 Non-Voting Preferred Stock allocated to that respective Employee Group pursuant to subclause (A) reduced by the shares allocated to members of that Employee Group pursuant to subclause (B), bears to (y) all shares of Class 1 Non-Voting Preferred Stock released for the Plan Year reduced by all shares allocated pursuant to subclause (B).

     (ii)     Second, the allocations of Employer Contributions under clause (i)(C) shall be reduced by all of the interest on the Initial Acquisition Loan and the Additional Acquisition Loans paid during that period. Such reduction shall be made in proportion to the allocations made under clause (i)(C).

    (iii)     Third, there shall be tentatively allocated to the Accounts of each Participant in each Employee Group that portion of the resulting Employer Contributions which such Participant's Compensation (or, in the case of the [AM Employee Group, such Participant's Wage Investments) for the Plan Year bears to the aggregate Compensation (or, in the case of the IAM Employee Group. Wage Investments) for all such Participants for such Plan Year; provided that such Employer Contributions shall not be allocated to any Participant's Account to such extent the allocation would exceed the limitation of Code section 415(c). The amount, if any, by which the allocation to any such Participant's Account shall be reduced under the foregoing proviso shall be, subject to the Code section 415(c) limitation, tentatively allocated (and, if necessary, reallocated) to the Accounts of all other Participants in his Employee Group (x) for the Management and Salaried Employee Group, in proportion to their Compensation, (y) in the case of the IAM Employee Group, Wage Investments, and (z) in the case of the ALPA Employee Group, first in proportion to (but not more than) the amount of Class 2 Non-Voting Preferred Stock otherwise scheduled for contribution and allocation to each Participant's Account under Part B for the current Plan Year (absent this clause (iii)) and otherwise in proportion to Compensation.

    |(iv)     Fourth, if the total Employer Contributions tentatively allocated to "highly compensated employees" (as defined in Code section 414(q)) under clause (iii) do not exceed one-third of the total Employer Contributions tentatively allocated to the Accounts of all Participants under clause (iii), the tentative allocations of Employer Contributions to Participants shall become final. The foregoing limitation shall be applied by aggregating all Participants in all Employee Groups.

    (v)     Fifth, if the one-third limitation described in clause (iv) is exceeded, the amount of Employer Contributions allocated to Accounts of Participants in the ALPA Employee Group who are highly compensated employees shall be reduced, pro rata, based on Compensation and reallocated to Participants in the ALPA Employee Group who are not highly compensated employees, to the extent necessary to meet the one-third limitation described in clause (iv), subject, however, to Code section 415(c). The foregoing reallocations to each non-highly compensated employee shall be allocated in proportion to (but not more than) the number of shares of Class 2 Non-Voting Preferred Stock otherwise scheduled for contribution and allocation to his Account under Part B for the current Plan Year (absent this clause (v)). If and to the extent appropriate arrangements are made between the Company and ALPA to protect the interests of the ALPA Employee Group (which arrangements shall be consistent with Section 13.1 and which the Company agrees to do upon reasonable request and which shall not require IAM consent), contributions for the highly compensated ALPA Employee Group members may be reduced, pro rat.T, to meet the one- third limitation described in clause (iv).

    (vi)     Sixth, if, after the reallocation of Employer Contributions described in clause (v), the one-third limitation described in clause (iv) is still exceeded, then the computations described in foregoing clauses (i) through (v) shall be disregarded. In lieu thereof the allocation shall be made in accordance with clauses (i) through (iii), but clause (ii) shall be disregarded. If such allocations do not result in a violation of Code section 415(c) for all members of any Employee Group, the tentative allocations shall become final.

    (vii)     Seventh, if the allocation of Employer Contributions described in clause (vi) results in a violation of Code section 415(c) for all members of any Employee Group (after reallocating any excess allocations owing to members of such Employee Group), then clause (vi) shall be disregarded. The computations described in foregoing clauses (i) through (v) (including clause (ii)) shall be repeated, but, after applying clause (v), the amount of Employer Contributions allocated to Accounts of Participants who are members of the Management and Salaried Employee Group who are highly compensated employees shall be reduced, pro rata, based on Compensation, and reallocated to Participants in the Management and Salaried Employee Group who are not highly compensated employees, pro rata, based on Compensation, to the extent necessary to meet the one- third limitation described in clause (iv), subject, however, to Code section 415(c). In making the foregoing reallocations, no non-highly compensated employee shall be allocated more shares under this clause (vii) than the number of shares of Class 2 Non-Voting Preferred Stock otherwise scheduled for contribution and allocation to his Account under Part B for the current Plan Year (absent this clause (vii)). If and to the extent appropriate arrangements are made by the Company to protect the interests of the Management and Salaried Employee Group (which arrangements shall be consistent with Section 13.1 and which shall not require IAM consent, but which shall require ALPA consent. which consent shall not be unreasonably withheld), contributions for the highly compensated Management and Salaried Employee Group members may be reduced, pro rata, to meet the one-third limitation described in clause (iv).

    (viii)     Eighth, all shares of Class 1 Non-Voting Preferred Stock released from the Loan Suspense Account as of the Valuation Date shall be allocated first in respect of dividends paid on previously allocated shares of Class 1 Non-Voting Stock in accordance with Sections 10.1(a)(i) and 10.3 and then allocated in proportion to the percentage of the Employer Contributions allocated to each Participant's Account under clauses (i) through (vii) above.

(b)     Special Contributions to Part B.

    (i)     The special Employer Contribution made by the Company on the Effective Date pursuant to Section 3.1(b)(i) shall be allocated, per capita, to the appropriate Participants' ESOP Stock Accounts under Part B on the Effective Date.

    |(ii)     Employer Contributions made in cash for the Plan Year under Section 3.1(b)(iii) shall be allocated under Part B and credited to the ESOP Cash Accounts of the appropriate Participants to which those cash contributions relate, as follows: to the extent that the calculation of the amount of such contributions refers to shares of Class 1 Non-Voting Preferred Stock held in the Loan Suspense Account or Class 1 Non-Voting Preferred Stock contemplated for further sale, divide such cash contributions among the Employee Groups in accordance with Section 5.4(a)(i)(A); to the extent it refers to shares of Class 1 Non-Voting Preferred Stock allocated to the Participants' ESOP Stock Accounts, apportion those contributions to the relevant Employee Group; then, allocate to the appropriate Participants' Accounts, pro rata, in the case of (i) the ALPA Employee Group and the Management and Salaried Employee Group, according to the Compensation paid to such Participants for the Plan Year, and (ii) the IAM Employee Group, according to Wage Investments made by such Participants for the Plan Year; subject, however, in all cases to Code section 415(c).

(c)     Regular Contributions to Part B. Shares of Class 2 Non-Voting Preferred Stock and Voting Preferred Stock contributed to the Plan pursuant to Section 3.1(b) shall be allocated among and credited to the ESOP Stock Accounts of Participants for that Plan Year as set forth below, provided, however, that no allocations (other than allocations under clauses (i) and (viii) below) shall be made to Accounts of Participants who are members of the IAM Employee Group:

    (i)     First, subject to the applicable Code limitations, one share of Voting Preferred Stock shall be allocated to the Participant's Account for each share of Class 1 Non-Voting Preferred Stock allocated to that Participant under Part A on that Valuation Date. The shares of Voting Preferred Stock shall be allocated under Part B and shall be of the appropriate class for each such Participant. The special allocation under Section 5.4(b)(i) shall be credited against the allocation required pursuant to this clause (i) on the first Valuation Date.

    (ii)     Second, for each Participant, a "hypothetical share number" shall be calculated for the Valuation Date. Such number shall equal the number of shares that would have been allocated to the Participant under Part A on such Valuation Date if (A) all the shares of Class 1 and Class 2 Non-Voting Preferred Stock to be issued pursuant to the Recapitalization Agreement (including, with respect to Valuation Dates occurring on or after December 31, 1995 and after the allocation in subsection (viii) be low, any Additional Shares issued or to be issued) had been (I) purchased by the Trust under a single loan on the Effective Date and held under the Loan Suspense Account pursuant to Part A, and (II) in the case of such Class 2 shares, considered Class 1 Non-Voting Preferred Stock under Part A having the same fair market value as the Class 1 Non-Voting Preferred Stock; provided, however, that such Class 2 shares shall not, except as provided in subclause (E), bear any dividend; (B) the shares of Class 1 and Class 2 Non-Voting Preferred Stock were released under Part A ratably over the 69 months starting on the Effective Date; (C) Section 5.4(a)(i)(A) were applied by allocating the Class 1 Non-Voting Preferred Stock and the Class 2 Non-Voting Preferred Stock among the Employee Groups as follows: ALPA Employee Group - 46.23%; IAM Employee Group - 37.13%; and Management and Salaried Employee Group - 16.64%; (D) allocations under Part A were made as if: (I) the limitations of Code sections 401(a)(4), 401(a)(17) and 415 did not apply; (II) Compensation was based on "compensation" as defined in the Supplemental Plan and (III) clauses (ii), (iv), (v), (vi) and (vii) of Section 5.4(a) did not apply; and (E) each share of Class 2 Non-Voting Preferred Stock that was in fact allocated on a prior Valuation Date to a Participant's account under the Supplemental Plan or under Part B shall, after the date of such allocation, be considered Class 1 Non-Voting Preferred Stock held by Part A (bearing the same Fixed Dividend as the Class 1 Non-Voting Preferred Stock that was allocated under Part A (but not bearing any other dividend)). By way of illustration, assume a member of the ALPA Employee Group has a total of 130 shares of Class 2 Non-Voting Preferred Stock allocated to his account under the Supplemental Plan and 70 shares of Class 2 Non-Voting Preferred Stock allocated to his Account under Part B. Assume further that each share of Class 1 Non-Voting Preferred Stock under Part A has a value of $100, pays an $8 Fixed Dividend, no dividends are paid on Common Stock and that each share of Class 2 Non-Voting Preferred Stock has a $75 value. For purposes of making the allocations under this subclause (E), such individual shall be treated as having received a dividend of $1600 with respect to the shares of Class 2 Non-Voting Preferred Stock allocated under the Supplemental Plan and under Part B. For purposes of calculating the hypothetical share number, that individual shall receive an allocation of 16 shares of Class 2 Non-Voting Preferred Stock to make up for such dividend, notwithstanding the fact that the value of the shares of Class 2 Non-Voting Preferred Stock is S75 per share.

    (iii)     Third, for each ESOP Participant, the "actual share number" for a Valuation Date shall be the actual number of shares of Class 1 Non-Voting Preferred Stock that are allocated to such Participant under Part A on that Valuation Date.

    (iv)     Fourth, for each ESOP Participant, the excess of the hypothetical share number over the actual share number shall be referred to herein as the respective "tentative allocation." If the sum of the tentative allocations (ignoring negative tentative allocations) for all Participants in an Employee Group exceeds the number of shares of Class 2 Non-Voting Preferred Stock released from the "phantom suspense account" to all such Participants' accounts for that Employee Group under Section 2.2 of the Supplemental Plan, each such tentative allocation for Participants of that Employee Group shall be proportionately reduced.

    (v)     Fifth, on each Valuation Date, the number of shares of each of the Class 2 Non-Voting Preferred Stock and Voting Preferred Stock, if any, to be allocated to a Participant under Part B (excluding Voting Preferred Stock described in Section 5.4(c)(i) and 5.4(c)(vi)) shall be the same and shall equal the least of the following numbers: (A) the maximum number of shares of each of the Class 2 Non-Voting Preferred Stock and the Voting Preferred Stock that can be allocated to the Participant for the Valuation Date under Part B without violating Code section 415 or Code section 401(a)(4) (if applicable), (B) the tentative allocation and (C) the excess of the hypothetical share number (calculated for this purpose only by applying the Code section 401(a)(17) limitation) over the actual share number. The hypothetical share number described in this subclause (C) shall be determined by recalculating the allocations made on the current and all prior Valuation Dates by assuming the Participant's Compensation for each Plan Year had been limited to the amount then allowed und7er Code section 401(a)(17). Accordingly, for purposes of calculating the hypothetical share number under this subclause (C), the Participants' Compensation in the current Plan Year shall be limited to the amount provided by Code section 401(a)(17) and the amount of dividends allocated to each Participant's Account during the Plan Year shall be calculated by assuming the allocations of shares made on earlier Valuation Dates were also based on Compensation, as limited by Code section 401(a)(17) limitation then in effect. The excess of the tentative allocations over the amount allocated under clause (v) shall not be allocated under Part B, but shall be allocated in accordance with the terms of the Supplemental Plan.

    (vi)     Sixth, on the last Valuation Date of each Plan Year, in addition to the shares of Class 2 Non-Voting Preferred Stock and Voting Preferred Stock transferred to Part B under clause (v) above, shares credited under the Supplemental Plan, in a prior Plan Year, due to the limitations under Code section 401(a)(4), 401(a)(17) or Code section 415, shall be allocated to Participants' Accounts under Part B, subject to applicable Code limitations in accordance with the following priorities:

(A)     first, by a number of shares, if any, of Voting Preferred Stock equal to the excess of the number of shares of Class 1 and Class 2 Non-Voting Preferred Stock allocated to his Account over the number of shares of Voting Preferred Stock allocated to his Account, to the extent such number may be contributed by the Company or transferred from the Supplemental Trust to Part B without disqualifying the Plan or any other qualified plan; provided, however, that the number of shares transferred may include any shares that were not previously contributed or transferred to Part B because of the limitations of Code section 401(a)(17);

(B)     second, by the maximum number of shares of Class 2 NonVoting Preferred Stock and Voting Preferred Stock (such numbers to be the same) that may be contributed by the Company (or transferred from the Supplemental Trust) to Part B without disqualifying the Plan or any other qualified plan; provided, however, that the number of shares transferred may include any shares that were not previously contributed or transferred to Part B because of the limitations of Code section 401(a)(17); and

(C)     third, by the maximum number of shares of Common Stock that may be transferred from the Supplemental Trust to Part B without disqualifying the Plan or any other qualified plan; provided, however, that the number of shares may include any shares that were not previously contributed or transferred to Part B because of the limitations of Code section 401(a)(17).

 The reductions described in subclauses (A) through (C) shall not include any Voting Preferred Stock, Class 2 Non-Voting Preferred Stock or Common Stock allocated during the current Plan Year.

    (vii)     Seventh, the Company shall contribute (or, to the extent applicable, the Company shall direct the trustee of the Supplemental Trust to transfer) a number of shares of Voting Preferred Stock and Class 2 Non-Voting Preferred Stock and Common Stock equal to the sum of the number of such respective shares calculated for each Participant under clauses (i), (v) and (vi) above to Part B. Such shares shall be transferred as soon as practicable after the applicable Valuation Date.

    (viii)     Eighth, Prior to the December 31, 1995 Valuation Date, the aggregate hypothetical share numbers for all Participants for the 1994 Plan Year shall be retroactively increased by an additional number equal to X multiplied by Y, where X is the total number of shares of Preferred Stock to be issued as Additional Shares and Y is the release fraction (as defined in the Supplemental Plan) for December 31, 1994. Such shares shall be divided among the Employee Groups (including the IAM Employee Group) in accordance with Section 5.4(c)(ii)(C) and allocated to Participants based upon 1994 data (that is, 1994 Compensation and Wage Investments, as applicable.) The excess of such new hypothetical share number (including such numbers for the IAM Employee Group) for the 1994 Plan Year over the hypothetical share number previously determined for 1994 shall be allocated hereunder or credited under the Supplemental Plan in accordance with clause (v) above, provided that the number in (v)(A) shall be calculated and credited as if the contributions were attributable to 1995, rather than 1994, unless the additional shares calculated in clause (v) to be contributed to ESOP (Part B) are in fact contributed to the ESOP no later than September 15, 1995. The calculations required by this clause (viii) shall be performed prior to calculating the regular allocations for the 1995 year. The additional shares of Class 2 Non-Voting Preferred Stock credited pursuant to this clause (viii) shall, for all purposes, including Section 5.4(c)(ii)(E), be allocated as of December 31, 1994.

(d)     Purpose. The purpose of the foregoing contribution and allocation provisions is to place each Participant, to the extent possible, in the same position such Participant would have been if (i) Code sections 401(a)(4), 401(a)(17) and 415 did not apply, (ii) all of the shares of Preferred Stock to be sold to Part A during the Wage Investment Period had instead been sold on the Effective Date, (iii) all of the shares (excluding shares of the Voting Preferred Stock) contributed to Part B or credited under the Supplemental Plan during the Wage Investment Period had instead been purchased by the Trust on the Effective Date pursuant to Part A as Class 1 Non-Voting Preferred Stock and (iv) the Preferred Stock and Voting Preferred Stock had been allocated ratably (over the 69 months beginning at the Effective Date) to Participants in their respective Employee Groups in accordance with the overall program ownership percentages, that is, the ALPA Employee Group - 46.23%, the IAM Employee Group - 37.13% and the Management and Salaried Employee Group - 16.64%. To the extent any interpretative issues arise in calculating contributions and allocations, such issues shall be resolved, if possible, by effectuating such purpose. To the extent that any shares of Company Stock are converted into shares of Common Stock prior to the end of the Wage Investment Period, an appropriate number of shares of Common Stock will be contributed (if applicable) and allocated hereunder in lieu of the shares of the Company Stock that would have been contributed and/or allocated hereunder and, if appropriate, the number of Class 1 and/or Class 2 Non-Voting Preferred Stock shares set forth in various places in this Plan shall be revised; provided, except to the extent the shares of Voting Preferred Stock are converted into shares of Common Stock, the calculation of the number of shares of Voting Preferred Stock to be contributed and allocated shall continue as if no shares of Company Stock had been converted.

(e)     Special Allocation Provision. For purposes of making allocations under Section 5.4, the period from January 1, 2000 through April 12, 2000 shall be treated as a Plan Year (for the ALPA Employee Group and the Management and Salaried Employee Group) and the period from January 1, 2000 through July 12, 2000 shall be treated as a Plan Year (for the IAM Employee Group).

     5.5     Limitation on Allocations to Participants. (a)     General. Subject to the provisions of this Section 5.5, Code section 415, including the effect of any transitional rule, shall be incorporated by reference into the terms of the Plan. No allocation shall be made under Section 5.4 that would result in a violation of Code section 415.

(b)     Code Section 415 Compensation. For purposes of this Section 5.5, Compensation shall be adjusted to reflect the general rule of Treasury Regulation section 1.415-2(d).

(c)     Limitation Year. The "limitation year" (within the meaning of Code section 415) shall be the calendar year.

(d)     Multiple Defined Contribution Plans. In any case where a Participant also participates in another defined contribution plan of the Company or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Code section 401(k), shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan (Part B to be reduced before Part A); provided, however, in the case of any Participant who is a member of the ALPA Employee Group, contributions (excluding after-tax contributions and elective deferrals) under the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan shall be reduced last.

(e)     Combined Plan Limitations. To the extent necessary to comply with the requirements of Code section 415(e), the appropriate committee shall first reduce the annual benefit payable under any defined benefit plan in which the Participant participates and, if necessary, the ESOP Committee shall thereafter reduce the contributions under the defined contribution plans in which such Participant participates in accordance with Section 5.5(d).

(f)     Excess Allocations. If, after applying the allocation provisions under Section 5.4, allocations under Section 5.4 would otherwise result in a violation of Code section 415, the ESOP Committee shall reduce Employer Contributions for the next limitation year for the affected Participant or shall hold excess amounts in a suspense account for allocation in a subsequent Plan Year in accordance with Reg. section 1.415-6(b)(6)(ii). Such suspense account, if permitted, will be created before any reallocation of contributions for the affected individual. If the limits of Code section 415 would cause total allocations to each Participant in an Employee Group to exceed the permitted amount, appropriate arrangements will be made to protect the interests of that Employee Group, consistent with the principles of Section 3.2.

     5.6     Valuations. All valuations of shares of Company Stock that are not readily tradeable on an established securities market shall be valued by an "independent appraiser" (within the meaning of Code section 170(a)(1)).

SECTION 6

Vesting

A Participant's Account shall be fully vested (nonforfeitable) at all times, and will be distributed to him or, in the event of his death, to his Beneficiary, in accordance with the applicable provisions of Section 7.

SECTION 7

Distributions

    7.1     Pre-Retirement Diversification Rights.

(a)     General. Any Participant who has attained age 55 and has 10 years of participation under the Plan ("Qualified Participant") may elect to diversify the investment of a portion of his Account under this Section 7.1. During the six-Plan Year period beginning with the Plan Year in which such Qualified Participant attains age 55 and has 10 years of participation under the Plan, such Qualified Participant shall be entitled to request, within 90 days after the close of each Plan Year in such period (each such period referred to as an "Election Period"), the diversification of up to 25% of the balance of his Account, to the extent such amount exceeds the amount to which any prior election under this Section 7.1 applies. During the last Election Period, the preceding sentence shall be applied by substituting "50%" for "25%".

(b)     Amount. In the case of a Qualified Participant who has made one or more elections during the period, the extent to which a subsequent election exceeds the amount to which any prior election applies shall be (i) in the case of the Qualified Participant's ESOP Cash Account, (A) 25 % or 50%, as the case may be, of the sum of the balance of such Account as of the Valuation Date of the Plan Year with respect to which the subsequent election is made and the amounts diversified pursuant to prior elections, less (B) the amounts diversified pursuant to prior elections; and (ii) in the case of the Qualified Participant's ESOP Stock Account, (A) 25% or 50%, as the case may be, of the sum of the number of shares of Company Stock in the Qualified Participant's ESOP Stock Account as of the Valuation Date of the Plan Year with respect to which the subsequent election is made and the number of shares of Company Stock diversified pursuant to prior elections, less (B) the number of shares of Company Stock diversified pursuant to prior elections. For the purposes of this Section 7, fractional shares for which a Qualified Participant might be entitled to receive shall be rounded down to the nearest whole share. The diversification of a Participant's Account under this Section 7.1 shall only be effected within 90 days following the 90-day period in which the Qualified Participant makes his request. Notwithstanding the foregoing, if the fair market value of the Company Stock allocated to the ESOP Stock Accounts of a Qualified Participant is $500 or less as of the Valuation Date immediately preceding the first day of an Election Period, such Qualified Participant shall not be entitled to an election under this Section 7.1 for that Election Period.

(c)     Method. A Participant's diversification election pursuant to this Section 7.1 shall only be effected by having the ESOP Committee cause the Trustee to transfer the portion of the Account to be diversified to the Company's Code section 401(k) plan applicable to such Participant. An equal number of shares of Voting Preferred Stock and Preferred Stock shall be diversified.

     7.2     Distributions on Account of Termination of Employment. Subject to the following provisions of this Section 7, a Participant (or, in the case of a Participant's death, his Beneficiary) shall become eligible (but shall not be required) to receive a distribution of the balance of his Account, as of the Valuation Date coincident with or next following the date the Participant's employment with the Company and its Affiliates terminates for any reason, provided, however, that, except as provided in Section 7.4, no distributions shall be made prior to July 13, 1995.

    7.3     Manner and Form of Distributions.

(a)     Manner. A Participant may elect to receive a distribution of his Account balance in either of the following methods:

    (i)     By payment in a lump sum; or

    (ii)     By payment in a series of five substantially equal annual installments (to consist of equal numbers of Voting Preferred Stock and Preferred Stock).

 If a Participant so desires he may direct how his benefits are to be paid to his Beneficiary. If a deceased Participant did not file a direction with the ESOP Committee, the Beneficiary may elect to receive a distribution of the Account in accordance with this Section 7.3.
  (b)     Form. At the Participant's election, the ESOP Committee shall direct the Trustee to make distribution of a Participant's Account in (i) cash, (ii) Company Stock or (iii) in cash equal to the amount held in such Participant's ESOP Cash Account and in shares of Company Stock with respect to such Participant's ESOP Stock Account; provided, however, that Company Stock (if convertible) shall only be distributed in the form of Common Stock received in the conversion of the Preferred Stock held in his Account and any fractional share shall be paid in cash. If a Participant elects to receive a distribution of his ESOP Stock Account in cash, the Trustee shall be directed to convert (if convertible) the Company Stock in his ESOP Stock Account into Common Stock and to sell the Common Stock and any Company Stock that is not convertible; the amount of cash so distributed shall equal the net proceeds received from the sale of such shares of Common Stock. If a Participant elects to receive a distribution of his ESOP Cash Account in Common Stock, the Trustee will be directed to purchase Common Stock in the open market and the number of shares of Common Stock so distributed shall equal the number of whole shares purchased with such Participants' Account balance, with any excess cash distributed to the Participant.     7.4     Special Distribution Rules. Notwithstanding any provision herein to the contrary: (a)     Required Distributions.

    (i)     a Participant whose employment with the Company and its Affiliates terminates by reason of attainment of his Normal Retirement Date, death or Total Disability must be eligible to receive a distribution of his Account balance no later than the end of the Plan Year following the Plan Year in which such termination occurs; provided, however, that this provision shall not apply to the shares of Company Stock held in the Participant's Account acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such Acquisition Loan has been repaid in full;

    (ii)     unless a Participant otherwise elects under Section 7.4(b), a Participant whose employment with the Company and its Affiliates terminates must commence to receive a distribution of his Account no later than 60 days following the close of the Plan Year in which the latest of the following occurs; (A) a Participant reaches his Normal Retirement Date, (B) the Participant's employment with the Company and its Affiliates terminates and (C) the 10th anniversary of the year in which the Participant commenced participation in the Plan;

    (iii)     a Participant's Account balance must commence to be distributed no later than the April 1 of the calendar year next following the calendar year in which such Participant attains age 70-1/2. Any amount distributed pursuant to this clause (iii) shall, in the case of a Participant who is an Employee, be and be limited to the minimum amount required to be distributed pursuant to Code section 401(a)(9);

    (iv)     If a Participant's employment with the Company and its Affiliates terminates by reason of death, or if a Participant dies after his employment terminates but before a distribution commences from the Plan, then, unless the Participant's spouse is the Beneficiary, all of the Participant's interest in the Plan must be completely distributed within five years after the date of his death unless distributions begin within one year after the Participant's death; and

    (v)     to the extent permitted by law, Code section 40 1 (a)(9) and any related transitional rule are incorporated by reference into the terms of the Plan.

(b)     Deferred Distributions. A Participant (or a spousal Beneficiary) may elect to defer the commencement of his distribution to any date on or prior to the April I of the calendar year next following the calendar year in which such Participant attains age 70-1/2.

     7.5     Direct Rollover. To the extent required by Code section 401(a)(31), the Participant (or a spousal Beneficiary) shall have the right to elect to have any distribution that constitutes an "eligible rollover distribution" (as defined in Code section 401(a)(31)(C)) paid directly to an "eligible retirement plan" (as defined in Code section 401(a)(31)(D)) specified by such Participant (or a spousal Beneficiary). If a Participant (or a spousal Beneficiary) fails to make the foregoing election he shall be deemed to have not made such election. The provisions of this Section 7.5 shall be administered in accordance with, and subject to, such rules as the ESOP Committee may prescribe, which rules may include any limitations permitted under Code section 401(a)(31).

    7.6     Facility of Payment.

(a)     General. Subject to Section 7.6(b), if, in the opinion of the ESOP Committee, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the ESOP Committee may (but shall not be required to), until claim is made by a conservator or other person legally charged with the care of his person or of his estate, direct the Trustee to make payment to a relative or friend of such person for his benefit. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

    (b)     Minors. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the ESOP Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the ESOP Committee decides not to select another custodian to hold the funds for the minor, payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

    (c)     Discharge. Any payment made under this Section 7.6 shall fully discharge, to such extent, the obligation of the Trustee to pay benefits under the Plan with respect to such Participant, Beneficiary or minor.

     7.7     Interests Not Transferable. The interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in Section 7.11.

    7.8     Absence of Guaranty. The Trustee, the ESOP Committee and the Employers in no way guarantee the Trust Fund from loss or depreciation. Moreover, the Employers do not guarantee any payment to any person. The liability of the Trust to make any payment is limited to the available Trust Fund.

    7.9     Designation of Beneficiary. In the event of the death of a married Participant, the Participant's Account balance will be paid to his surviving spouse, except as otherwise provided below. Each Participant from time to time, by signing a form furnished by the ESOP Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a married Participant designates a Beneficiary other than his spouse, his spouse must consent in writing to such designation and acknowledge in writing the effect of such designation, and such consent and acknowledgement must be witnessed by a notary public. Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage and any consent of a spouse shall be effective only as to that spouse.

A Beneficiary designation form will be effective only when the signed form is filed with the ESOP Committee while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. If a deceased Participant fails to designate a Beneficiary as provided above (or if the designated Beneficiary dies before the Participant or before receiving complete payment of the Participant's benefits), the ESOP Committee shall direct the Trustee to pay the Participant's benefits as follows:

(a)     first, to the surviving spouse of the Participant, if any;

(b)     second, to the children (including any adopted children) of the Participant, per stirpes; and

(c)     third, if the Participant leaves no surviving spouse or has no descendants pursuant to paragraph (b) above, to the estate of the last to die of the Participant or his designated Beneficiary.

 Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 7.9 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the ESOP Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

    7.10     Missing Participants or Beneficiaries. Each Participant and each Beneficiary must file with the ESOP Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the ESOP Committee, or if no address is filed with the ESOP Committee, then, in the case of a Participant, at his last post office address as shown on his Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. The Employers, the ESOP Committee and the Trustee will not be required to search for or locate a Participant or his Beneficiary. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the ESOP Committee, after sending a communication, statement or notice to the last post office address filed with the ESOP Committee, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a Company Stock contribution would be allocated under the provisions of Section 5.4. In the event a Participant or his Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored first from Trust (including the Supplemental Trust) earnings and second from an Employer Contribution made solely for restoration purposes. The allocation and restoration referred to above shall be effected by giving effect to the class of Company Stock reallocated.

    7.11     Qualified Domestic Relations Order. In addition to payments made under Section 7 on account of a Participant's termination of employment, payments may also be made to an Alternate Payee (as defined below) prior to, coincident with, or after a Participant's termination of employment if made pursuant to a "qualified domestic relations order" (as defined in Code section 414(p)). The ESOP Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees. The term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

SECTION 8

Voting and Certain Dispositions of Company Stock

    8.1     Voting.

(a)     Allocated Shares. Each Participant or Beneficiary, as a named fiduciary within the meaning of ERISA section 403(a)(1), in accordance with the procedures hereinafter set forth, may direct the Trustee with respect to the votes of the shares of Company Stock allocated to his ESOP Stock Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee; provided that, notwithstanding the foregoing, the Trustee shall vote the shares of Company Stock allocated to the Part B Accounts of Participants who are (or were) members of the ALPA Employee Group but are not Employees (or allocated to the Part B Accounts of their Beneficiaries).

(b)     Unallocated and Uninstructed Shares.

    (i)     Part A. Each active Participant (which shall be defined for purposes of Sections 8.1 and 8.2 to mean a Participant who is an Employee) who directed the Trustee with respect to shares allocated to his Account under Part A in accordance with Section 8.1(a) may, again as a named fiduciary, direct the Trustee with respect to a portion of both the number of shares of Company Stock held in the Loan Suspense Account and the number of such shares allocated to any Participant's Account under Part A for which no instructions were timely, received by the Trustee. Such portion shall be determined as follows:

(A)     Such portion shall be limited to the sum of: (I) the number of shares of Company Stock held in the Loan Suspense Account reserved for allocation to such Participant's Employee Group, plus (II) the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part A for which no instructions were timely received.

(B)     The number of shares of Company Stock determined under clause (i)(A) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part A that such Participant directed the Trustee in accordance with Section 8.1(a) and the denominator of which is the aggregate number of shares allocable to Part A that were directed by active Participants in the same Employee Group in accordance with Section 8.1(a).

                     (C)     Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (i)(B).

(ii)     Part B. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part B in accordance with Section 8.1(a) may, again as a named fiduciary, direct the Trustee with respect to a portion of the number of such shares allocated to any Participant's Account under Part B for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:

(A)     Such portion shall be limited to the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part B for which no instructions were timely received.

(B)     The number of shares of Company Stock determined under clause (ii)(A) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part B that such Participant directed the Trustee in accordance with Section 8.1(a) and the denominator of which is the aggregate number of shares allocable to Part B that were directed by active Participants in the same Employee Group in accordance with Section 8.1(a).

(C)     Such Participant, as a named fiduciary, shall be entitled to direct the Trustee, with respect to the number of shares determined under clause (ii)(B).

 (c)     Procedure. Such directions shall be provided directly to the Trustee and shall be held in confidence and not be divulged or released to any other person. Within a reasonable time prior to each annual or special meeting of holders of Company Stock, the ESOP Committee shall furnish to all Participants (and Beneficiaries) entitled to direct the Trustee as to the voting of shares of Company Stock copies of any proxy solicitation material provided to holders of voting Company Stock generally together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. To the extent permitted by law, if the Trustee cannot follow directions of Participants (or Beneficiaries), the ESOP Committee shall direct the Trustee.     8.2     Control Transaction. (a)     General. The provisions of this Section 8.2 shall apply in the event a Control Transaction is commenced or proposed by a person or persons. In the event a Control Transaction is commenced or proposed, the ESOP Committee, promptly after receiving notice, shall transfer certain of the ESOP Committee's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (and Beneficiaries) 'in connection with the Control Transaction. Within a reasonable time after a Control Transaction is commenced, the ESOP Committee shall furnish to all Participants (and Beneficiaries) entitled, as hereinafter set forth, to direct the Trustee with respect to the Control Transaction, copies of all offering material provided to holders of Company Stock generally, together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. Except as otherwise required by ERISA, the Trustee shall have no discretion or authority to sell, exchange, transfer, convert or otherwise dispose of any of shares of Company Stock pursuant to such Control Transaction except to the extent that the Trustee is timely directed to do so in writing as follows:

    (i)     Allocated Shares. Each Participant (or Beneficiary) to whose ESOP Stock Account shares of Company Stock have been allocated may, as a named fiduciary within the meaning of ERISA section 403(a)(1), direct the Trustee with respect to the sale, exchange, transfer, conversion or other disposition of the shares of Company Stock allocated to his ESOP Stock Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee.

    (ii)     Unallocated and Uninstructed Shares.

(A)     Part A. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part A in accordance with Section 8.2(a)(i) may, again as a named fiduciary, direct the Trustee with respect to a portion of both the number of shares of Company Stock held in the Loan Suspense Account and the number of such shares allocated to any Participant's Account under Part A for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:
  (I)     Such portion shall be limited to the sum of: (x) the number of shares of Company Stock held in the Loan Suspense Account reserved for allocation to such Participant's Employee Group, plus (y) the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part A for which no instructions were timely received.

(II)     The number of shares of Company Stock determined under clause (ii)(A)(I) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part A that such Participant directed the Trustee in accordance with Section 8.2(a)(i) and the denominator of which is the aggregate number of shares allocable to Part A that were directed by active Participants in the same Employee Group in accordance with Section 8.2(a)(i).

(III)     Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (ii)(A)(11).

 (B)     Part B. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part B in accordance with Section 8.2(a)(i) may, again as a named fiduciary, direct the Trustee with respect to a portion of the number of such shares allocated to any Participant's Account under Part B for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:
  (I)     Such portion shall be limited to the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part B for which no instructions were timely received.

(II)     The number of shares of Company Stock determined under clause (ii)(B)(1) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part B that such Participant directed the Trustee in accordance with Section 8.2(a)(i) and the denominator of which is the aggregate number of shares allocable to Part B that were directed by active Participants in the same Employee Group in accordance with Section 8.2(a)(i).

(III)     Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (ii)(B)(II).

 All such instructions from Participants (and beneficiaries) shall be provided directly to the independent record keeper which, if different from the Trustee, shall then instruct the Trustee as to the amount of shares to be sold, tendered, exchanged, transferred, converted or otherwise disposed of in accordance with the above directions. To the extent the Trustee cannot follow Participant (or Beneficiary) instructions, the ESOP Committee, as a named fiduciary, shall direct the Trustee. Except as contemplated by the foregoing or as required to facilitate the making of Plan distributions or diversification elections or as required by law, the Trustee shall have no authority to dispose of Company Stock in a Control Transaction or otherwise.
  (b)     Records. Following any Control Transaction that has resulted in the sale or exchange of any shares of Company Stock held in the Plan, the record keeper shall continue to maintain on a confidential basis the Accounts of Participants (and Beneficiaries) to whose Accounts shares of Company Stock were allocated at any time during such offer, until complete distribution of such Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the ESOP Committee will not violate the confidentiality of the directions given by the Participants (and Beneficiaries). In the event that there is no sale or exchange of any shares of ESOP Stock held in the Plan pursuant to the Control Transaction, the record keeper shall transfer back to the ESOP Committee the record keeping functions; provided, however, that the record keeper shall keep confidential any instructions which it may receive from Participants (and Beneficiaries) relating to the Control Transaction.

(c)     Proceeds. For purposes of allocating the proceeds of any sale or exchange pursuant to a Control Transaction, the ESOP Committee or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares of each class tendered by the Trustee that were actually sold or exchanged (the "applicable percentage" for that class). For each class, the ESOP Committee or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from the portion of the Loan Suspense Account applicable to that Employee Group and each of the individual Accounts of Participants (and Beneficiaries) that number of shares (of that class) that is obtained by multiplying (i) the applicable percentage for that class, times (ii) the total number of shares in such Account of that class that were directed to be tendered, exchanged or sold in connection with the Control Transaction. The adjustments to individual Accounts shall be made by the ESOP Committee or the independent record keeper, as the case may be, on information supplied by the Company, the ESOP Committee or the Trustee.

(d)     Actions To Be Taken Following a Control Transaction. Notwithstanding Section 4.2 or any other provision of this Plan or the Trust Agreement that requires that the Trust Fund be invested exclusively in shares of Company Stock, this Section 8.2(d) shall apply if a Control Transaction results in the sale or exchange or other disposition of any shares of Company Stock held in the Plan. If the consideration received by the Trust as a result of the Control Transaction consists solely of "appropriate securities" (as defined below), the terms of the Plan, all outstanding Acquisition Loans, and future sales under Additional Acquisition Loans, shall continue as if the Control Transaction had not occurred. If the consideration received includes cash, property or securities, other than appropriate securities, the Trustee shall invest the proceeds in appropriate securities to the extent possible; if the Trustee is able to reinvest all such proceeds in appropriate securities, the Plan, all outstanding Acquisition Loan and future sales under Additional Acquisition Loans, shall continue as if the Control Transaction had not occurred; if the Trustee is unable to reinvest all such proceeds in appropriate securities, then the Company shall make appropriate arrangements (which shall be reasonably satisfactory to ALPA and the IAM and shall take into account and recognize the position that ESOP Participants would have enjoyed had all of the shares of Class 1 Non-Voting Stock been sold to the ESOP on the Effective Date at a price per share equal to the purchase price with respect to the shares sold on the Effective Date) to protect the substantive interests of each Employee Group, provided, however, that it is not currently intended that such arrangements will consist of forgiveness of any portion of any Acquisition Loan. For purposes of this Section 8.2(d), "appropriate securities" shall mean stock (i) that is described in Code section 409(1), (ii) that is either common stock described in Code section 409 (1)(1) or preferred stock that converts into such common stock, and (iii) the issuer of which stock (A) has a Moody's senior long-term debt rating which is at least as good as the better of the Moody's senior long-term debt rating of the Company or United Airlines, Inc. at such time and (B) is a "public company" as defined in Article Fifth of the Articles of Incorporation of the Company.

(e)     Special Funding Rules. (i) If (x) any person or persons commence (which, for purposes of this paragraph, shall mean-filing a tender offer statement on Schedule 14D-1 (or successor form) with the Securities and Exchange Commission or mailing appropriate solicitation materials to the shareholders) a bona fide tender offer or exchange offer for Company Stock which, if successful, would require the offeror (if a person other than the Company or any of its affiliates) to file a Form 13D (or successor form) with the Securities and Exchange Commission with respect thereto, or (y) the Board of Directors or shareholders approve a Control Transaction described in Section 1(q)(b), then all of the remaining shares of Class 1 Non-Voting Preferred Stock that are to be issued to the Plan pursuant to the Recapitalization Agreement shall be sold ("Top-Off Sale") by the Company to the Plan as soon as possible (and, in all circumstances, in adequate time to allow the Plan to respond to such event), pursuant to an Additional Acquisition Loan (conforming to the first sentence of Section 1.6(g) of the Recapitalization Agreement, provided that the consent of ALPA and the IAM required by that sentence shall not apply), unless and to the extent that ALPA and the IAM jointly request otherwise in writing. (All disputes between the Company and ALPA and the IAM as to whether any such tender offer or exchange offer is bona fide shall be made in accordance with the arbitration procedures described in Section 11.2(b)(ii)(G)-(J) hereof.) In the Company's sole discretion such Top-Off Sale may be made subject to a Condition that prevents, to the extent permitted by law, the consummation of such Top-Off Sale if the event in question does not result in the sale, exchange or other disposition of Company Stock, provided that such contingency does not materially interfere with the Plan's ability to so respond to the event in question. The purchase price of the shares of Class 1 Non-Voting Preferred Stock to be sold pursuant to this subsection (e) shall be the fair market value of such shares of Class 1 Non-Voting Preferred Stock.

    (ii)(A)     If a person or persons make a bona fide offer to the Plan (not covered by paragraph (e)(i)) to acquire, directly or indirectly, at least 5% of the Company Stock held by the Plan (the "Offer"), such Offer shall be treated as if an event described in (e)(i) and the resultant Top- Off Sale shall be effected in accordance with (e)(i), subject, however, to the provisions of (e)(11)(B).

(B)     In the event of an Offer, the Trustee shall seek directions from Participants regarding the Offer, in accordance with the provisions of this Section 8.2, both as to the actual shares held by the Plan and as to the additional shares that would be held in the Loan Suspense Account if the Top-Off Sale had been effected. If following those directions as to both actual shares and the shares that would be acquired in a Top-Off Sale, and following those directions only as to actual shares would in each case not result in the direct or indirect acquisition of any Company Stock pursuant to the Offer, then the Top-Off Sale shall not be effected; otherwise, the Top-Off Sale shall be effected as contemplated by (e)(i) and (e)(ii)(A).

(C)     Subject to the next sentence, the provisions of (e)(ii)(B) shall not apply and the Top-Off Sale shall be made in accordance with (e)(ii)(A) if following the (e)(ii)(B) procedures could reasonably be expected to prevent a Top-Off Sale from being effected in adequate time to allow the Plan to accept the Offer. Under the circumstances described in this (e)(ii)(C), however, the Top-Off Sale shall be consummated immediately before the consummation of the transaction contemplated by the Offer and shall, to the extent legally permitted, be subject to the consummation of the transaction contemplated by the Offer.

 (iii)     If a Top-Off Sale required by (e)(i) or (e)(ii) is not consummated, the Company shall make appropriate arrangements (which shall be reasonably satisfactory to ALPA and the IAM) to protect the substantive interests of the Employee Groups with respect to the ESOP and the relevant transaction and the purposes of this subsection (e). The appropriate arrangements contemplated by the foregoing shall take into account and recognize the position that Participants would have enjoyed had all of the shares of Class 1 Non-Voting Preferred Stock been sold to the Plan on the Effective Date at a price per share equal to the purchase price with respect to the shares of Class 1 Non-Voting Preferred Stock sold on the Effective Date. The provisions of this subsection (e) and subsection (d) are not mutually exclusive, provided that to the extent the sales or other appropriate arrangements described in this subsection (e) occur, the future sales in connection with Additional Acquisition Loans described in subsection (d) shall not be required.     8.3     No Illegal Actions. Notwithstanding any other provision of this Plan, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan and is proper under ERISA section 403(a)(2) and not contrary to Title I of ERISA.

SECTION 9

Rights, Restrictions and Options on Company Stock

    9.1     Right of First Refusal. If Company Stock distributed is not readily tradable on an established market (within the meaning of Code section 409(h)), any shares of Company Stock distributed by the Trustee shall be subject to a "Right of First Refusal." The Right of First Refusal shall provide that, prior to any subsequent transfer, such shares of Company Stock must first be offered in writing to the Trust and, if refused by the Trust, to the Company, at the greater of its independently appraised value as of the Valuation Date coinciding with or next preceding such offer, or the price stated in a bona fide written offer and on the same terms. The Trustee (on behalf of the Trust) and the Company, as the case may be, shall have a total of 14 days (from the date the Trust or the Company, as the case may be, receives the offer) to exercise the Right of First Refusal. The ESOP Committee shall determine whether a written offer from a prospective buyer has been made in good faith. A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock.

    9.2     Put Option. If Company Stock distributed is not readily tradable on an established market (within the meaning of Code section 409(h)), the Company shall issue a "Put Option" to each Participant (or his Beneficiary) receiving a distribution of such Company Stock from the Plan. The Put Option shall permit the Participant (or his Beneficiary) to sell such Company Stock to the Company, at any time during two put option periods (described below), at the then fair market value, such fair market value to be determined at least annually as of the respective Valuation Date by an independent appraiser selected by the ESOP Committee. The first put option period shall be a period of at least 60 days beginning on the date of distribution of Company Stock to the Participant (or his Beneficiary). The second put option period shall be a period of at least 60 days beginning after the new determination of the fair market value of Company Stock is made by an independent appraiser (and notification is given to the Participant or his Beneficiary) in the next following Plan Year. The Company shall permit the Trustee, in its discretion, to purchase the Company Stock tendered to the Company under a Put Option. If the Company or the Trustee purchases Company Stock tendered under a Put Option and [he Company Stock was distributed to the Participant (or his Beneficiary) in the form of a lump sum, the payment, at the discretion of the Company or Trustee, may be made (a) in five substantially equal annual installments commencing not later than 30 days after the exercise of the Put Option- ' provided, however, that the purchaser provides adequate security and reasonable interest (as determined by the ESOP Committee) on unpaid installments, or (b) in a lump sum. If the Company or Trustee purchases Company Stock tendered under a Put Option and the Company Stock was distributed as part of an installment distribution, the payment, in the form of a lump sum, must be made not later than 30 days after the exercise of the Put Option. The Trustee. on behalf of the Trust, may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at its then fair market value.

    9.3     Share Legend. Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in this Section 9, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

    9.4     Nonterminable Rights. The provisions of this Section 9 shall continue to be applicable to Company Stock even if the Plan ceases to be an "employee stock ownership plan" (as defined under Code section 4975(e)(7)).

SECTION 10

Dividends

    10.1     Class 1 Non-Voting Preferred Stock.

(a)     Application of Fixed Dividend.

    (i)     Allocated Shares. Any cash dividends paid with respect to shares of Class 1 Non-Voting Preferred Stock allocated to the Participants' ESOP Stock Accounts which were acquired with the proceeds of a particular Acquisition Loan, but excluding dividends in excess of the Fixed Dividend paid on such Preferred Stock, shall be used by the Trustee to pay the principal balance of such Acquisition Loan.

    (ii)     Unallocated Shares. Any cash dividends paid with respect to shares of Class 1 Non-Voting Preferred Stock held in the Loan Suspense Account which were acquired with the proceeds of a particular Acquisition Loan, but excluding dividends in excess of the Fixed Dividend paid on such Preferred Stock, shall be used by the Trustee to pay the principal balance of such Acquisition Loan.

    (iii)     Any cash dividends described in clauses (i) or (ii) in excess of the principal balance of the Acquisition Loan which are attributable to prior fixed dividends that are not paid due to a lack of earnings and profits shall be used to pay interest on such Acquisition Loan if the Company made additional contributions to the Plan to make up for such unpaid fixed dividends.

    (iv)     Any cash dividends described in clauses (i) or (ii) above not used to repay the Acquisition Loan in accordance with clauses (i), (ii) or (iii) above shall be allocated pursuant to subsection (b) below as if they were dividends in excess of the Fixed Dividend.

(b)     Application of Excess Dividend.

    (i)     Allocated Shares. Any cash dividends paid with respect to shares of Class 1 Non-Voting Preferred Stock allocated to the Participants' ESOP Stock Accounts in excess of the Fixed Dividend paid on such Preferred Stock shall be allocated to such Accounts, pro rata, according to the number of shares of such Preferred Stock held in such Accounts on the dividend record date; such amounts shall be used by the Trustee to purchase shares of Common Stock.

    (ii)     Unallocated Shares. Any cash dividends paid with respect to shares of Class 1 Non-Voting Preferred Stock held in the Loan Suspense Account in excess of the Fixed Dividend paid on such Preferred Stock shall be allocated among the Employee Groups in proportion to the allocation percentages set forth in Section 5.4(a)(i)(A). The amount allocated to each Employee Group shall then be allocated to the Participants from that Employee Group, pro rata, according to their Part A Account balances on the dividend record date; such amounts shall be used by the Trustee to purchase shares of Common Stock.

     10.2     Other Dividends. Any other cash dividends paid on Company Stock (excluding Class 1 Non-Voting Preferred Stock) shall be used by the Trustee to purchase additional shares of Company Stock as provided in Section 5.3.

    10.3     Special Allocated Share Rule. Any Financed Shares released from a Loan Suspense Account subaccount by reason of dividends paid with respect to Company Stock that was acquired with the proceeds of the Acquisition Loan applicable to that subaccount shall be allocated in the same manner as provided in Section 5.4(a) for Employer Contributions; provided, however, that prior to said allocation, Financed Shares so released from such subaccount with a fair market value (on the applicable dividend payment date) equal to the dividends allocated to Participants' ESOP Cash Accounts and applied to repay such particular Acquisition Loan as provided in Section 10.1 shall first be allocated among and credited to those ESOP Stock Accounts, pro rata, according to the amount of their dividends so applied. To the extent that the fair market value of the shares released from a subaccount is less than the dividends described in the foregoing proviso, Financed Shares released from other Loan Suspense Account subaccounts shall be used to make up the insufficiency (after first applying the foregoing proviso with respect to Financed Shares released from such other subaccount). Notwithstanding any provision of the Plan to the contrary, in any Plan Year the total dividends allocated to a Participant's ESOP Cash Account used to repay Acquisition Loan(s) shall not, to the extent required by law, exceed the fair market value of the Financed Shares released from the Loan Suspense Account and allocated to that Participant's Account.

SECTION 11

Administration

    11.1     General. The Company shall be the administrator of the Plan and shall have the rights, duties and obligations of an "administrator" as that term is defined in ERISA section 3(16)(A) and of a "plan administrator" as that term is defined in Code section 414(g). Some administrative functions have been allocated to the ESOP Committee, which shall have the rights, duties and obligations set forth herein. The ESOP Committee shall be the "named fiduciary, " as described in ERISA section 402, with respect to its authority under the Plan, except to the extent provided in Section 8, for which each Participant (or Beneficiary) shall be the named fiduciary, and except with respect to the Initial Acquisition Loan and Additional Acquisition Loans and the use of the proceeds thereof to purchase Preferred Stock, for which the Trustee shall be the named fiduciary.

    11.2     Membership and Authority.

    (a)     General. The ESOP Committee shall consist of six members: three members shall be appointed by ALPA, two members shall be appointed by the IAM and one member shall be appointed by the Company. Meetings of the ESOP Committee shall be held at the executive offices of the Company unless a majority of all members unanimously agree upon another location. The ESOP Committee shall have the following powers, rights and duties:

    (i)     to adopt such rules of procedure and regulations for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

    (ii)     to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the ESOP Committee-.

    (iii)     to determine all questions arising under the Plan, to resolve all ambiguities, to correct defects, to supply omissions, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries and their respective benefits; provided, however, that the ESOP Committee will not have jurisdiction or power to add to or subtract from the Plan or any amendments thereto;

    (iv)     to give such directions to the Trustee with respect to the Trust Fund as may be provided in this Plan or in the Trust Agreement;

    (v)     to maintain and keep adequate books, records and other data as shall be necessary to administer the Plan, except those that are maintained by the Company or by the Trustee;

    (vi)     to direct all payments of benefits to Participants and Beneficiaries, consistent with the terms of the Plan and the Trust Agreement;

    (vii)     to establish an investment policy and objective for the Plan, except that it is understood that the Plan is designed to invest exclusively in Company Stock;

    (viii)     to elect a Chairman and to appoint a Secretary, who need not be a member of the ESOP Committee, who shall keep minutes of the proceedings and have custody of all records and documents pertaining to administration of the Plan;

    (ix)     to be agent for the service of legal process on behalf of the Plan;

    (x)     to authorize one or more of its members to execute any documents on behalf of the ESOP Committee, in which event the ESOP Committee shall notify the Trustee in writing of such action. The certificate of the Secretary or any authorized member of the ESOP Committee that the ESOP Committee has taken or authorized any action shall be conclusive in favor of any person relying on such certificate;

    (xi)     to obtain an independent appraisal of the fair market value of the Company Stock held by the Trust from an independent appraiser who meets the requirements of Code section 170(a)(1); and

    (xii)     perform any other acts, consistent with the Plan and Trust Agreement, necessary or appropriate to the administration of the Plan and the discharge of its duties.

(b)     Special Provisions.

    (i)     If the ESOP Committee unanimously agrees that a matter affects members of only one Employee Group, the matter shall be considered by an ESOP Committee consisting solely of members who were appointed on behalf of such Employee Group, which appointees must act by a majority vote, and the provisions of this Section 11.2 shall be construed accordingly. If the ESOP Committee is unable to agree unanimously that the matter affects only members of one such Employee Group, the jurisdictional determination, that is, whether the matter affects only members of one such Employee Group, shall be made by a neutral arbitrator selected in accordance with clause (iii) below.

    (ii)     As set forth in Section 12.3, the ESOP Committee will have the exclusive power to hear and determine all appeals of claims denied under Section 12.2 of the Plan pursuant to the procedures hereinafter provided. With respect to such disputes, the ESOP Committee will function as a System Board of Adjustment as provided in Title 11 of the Railway Labor Act, as amended, and the following provisions will govern:

(A)     The jurisdiction of the ESOP Committee will be exclusive. Appeals may be submitted to the ESOP Committee either by a Participant or a Beneficiary.

(B)     The ESOP Committee will establish rules of procedure for the conduct of appeals before it, which rules will not be inconsistent with the provisions of the Plan. Insofar as possible, such procedures will follow the procedure of the American Arbitration Association. The Chairman will promptly advise the Company, the IAM and ALPA of such rules of procedure.

(C)     All appeals properly referred to the ESOP Committee for consideration will be addressed to the Chairman in the form of a submission as prescribed by the rules of procedure. Six copies of each submission, including all papers and exhibits in connection therewith, will be forwarded to the Chairman, who will promptly transmit one copy thereof to each member of the ESOP Committee. The submission in each dispute will include the question to be decided by the ESOP Committee, the provisions of the Plan involved in the dispute, the position of the petitioner and all asserted facts supporting such position.

(D)     The submission will state the names of the parties to whom the petitioner sent copies of the submission. A copy of the submission will be served by the petitioner upon ALPA, the IAM and the Company.

(E)     The submission will state whether or not the petitioner requests both a hearing on the facts and oral argument, or only oral argument. The answer of each party may request a hearing on the facts and oral argument or only oral argument. If neither the submission nor any answer requests a hearing, the ESOP Committee may waive a hearing and dispose of the dispute on the basis of the submission and answers.

(F)     When a hearing has been requested in a dispute, the ESOP Committee will fix a date for such hearing as soon as reasonably possible after receipt of the submission. The date for the hearing will not be more than 60 days after receipt of the submission (unless circumstances require a longer period which can be no more than 60 days). If two or more members of the ESOP Committee consider the question involved in the dispute to be of sufficient urgency, the ESOP Committee may fix an earlier date, which will not be less than ten days after filing of the answer. If requested by the ESOP Committee or the Participant, a transcript of each proceeding will be made and retained in the files of the ESOP Committee. Such hearing will be heard at the Company's Executive Offices in Elk Grove Township, Illinois, unless the entire ESOP Committee, by a majority vote, otherwise determines.

(G)     Appeals before the ESOP Committee shall be decided by a majority vote of the members of the ESOP Committee. However, a majority of the members of the ESOP Committee appointed on behalf of any Employee Group has the power to require that any submission (except for matters described in subsection (iv) below) be referred for decision to a neutral arbitrator. Furthermore, if the ESOP Committee deadlocks in the case of any vote, the matter shall be referred for decision to a neutral arbitrator. In any case in which a neutral arbitrator is to be appointed, the parties will, within 10 days after notice of the need to appoint a neutral arbitrator, agree upon a neutral arbitrator. If the parties fail to agree upon the selection of a mutually acceptable neutral arbitrator the parties will select an arbitrator by alternate striking from a panel of arbitrators supplied by the American Arbitration Association, preferably a panel with knowledge of employee stock ownership plans. When an neutral arbitrator is selected, the power to take further action with respect to the dispute shall rest with the neutral arbitrator until the final decision is made in the dispute,

(H)     When a neutral arbitrator is selected, any party to a dispute may make a written request to the neutral arbitrator for a further hearing or oral argument provided it is made within 15 days after such selection. The neutral arbitrator will decide such requests. If no further hearing or argument is held, the neutral arbitrator will consider and review the prior record in the dispute. The decision of the neutral arbitrator will be rendered within 30 days after the close of any further hearing or argument. The neutral arbitrator shall decide the matter based upon the record before him and the terms of the Plan and shall not give weight to any previous votes of the ESOP Committee concerning the matter.

(I)     The decision of the ESOP Committee, or neutral arbitrator, if any, will be final and binding upon the Company, ALPA, the [AM, a Participant or Beneficiary and any other person claiming under the Plan.

(J)     Subject to Section 11.12, the expenses and reasonable compensation of the neutral arbitrator selected as provided herein shall be borne by the Company.

     (iii)     Except as provided in Section 11.2(b)(i), for all other purposes under the Plan, five members of the ESOP Committee will constitute a quorum, except that to constitute a quorum, one member appointed on behalf of each Employee Group must be present. All actions and decisions of the ESOP Committee under this Section 11 shall be by (A) the affirmative vote of a majority of the members present at the meeting at which the vote is being taken or (B) the unanimous written consent of all members then in office. However, a majority of the members of the ESOP Committee appointed on behalf of any Employee Group has the power to require that any action or decision (except as limited in clause (iv) below) be referred for decision to a neutral arbitrator. Furthermore, if the ESOP Committee deadlocks in the case of any vote, the matter shall be referred for decision to a neutral arbitrator. The procedures set forth in subsections 11.2(b)(ii)(G) through (J) shall apply.

    (iv)     The ESOP Committee is the named fiduciary with respect to the management and disposition of assets held in the Trust Fund. The power of a majority of the members of the ESOP Committee appointed on behalf of any Employee Group to require that a matter be referred to a neutral arbitrator shall not apply to a matter if it concerns the exercise of authority respecting management or disposition of assets held in the Trust Fund. Notwithstanding the preceding sentence, the power of a majority of the members of the ESOP Committee appointed on behalf of any Employee Group to require that a matter be referred to a neutral arbitrator shall apply if (A) the matter does not involve a Control Transaction and (B) it is reasonably determined that the resolution of such matter might reasonably be expected to subject the Company to a material liability. Any dispute with respect to the application of this clause (iv) shall be resolved in accordance with the arbitration procedures described in Section 11.2(b)(ii)(G)-(J).

     11.3     Delegation by ESOP Committee. The ESOP Committee may establish procedures for allocation of fiduciary responsibilities among its members and delegation of fiduciary responsibilities to persons other than named fiduciaries; provided, however, that the delegation of the power to manage or control the assets of the Trust Fund may only be delegated to an investment manager" (as defined in ERISA section 3(38)). In exercising its authority to control and manage the operation and administration of the Plan, the ESOP Committee may employ agents and counsel (who may also be employed by or represent any Employer) and to delegate to them such powers as the ESOP Committee deems desirable. Any such delegation or appointment shall be in writing and shall reflect the unanimous action of the ESOP Committee members then acting. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.

    11.4     Information To Be Furnished to ESOP Committee. The Employers shall furnish the ESOP Committee such data and information as may be reasonably required to administer this Plan; provided, however, that the preceding phrase shall not in any case restrict the ability of ESOP Committee members to see individual Account data with respect to the Participants in the Employee Groups they represent and, provided, further, that individualized information shall be treated in a confidential manner. The ESOP Committee shall be entitled to rely on any information furnished by the Employers that is needed for calculation of benefits due under the Plan, or any matters relating to administration of the Plan. A Participant or Beneficiary entitled to benefits under the Plan must furnish to the ESOP Committee such evidence, data or information as the ESOP Committee considers desirable to carry out its obligations under the Plan. Any benefits under the Plan may be conditional upon the prompt submission of such information.

    11.5     ESOP Committee's Decision Final. Except as otherwise provided herein, to the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the ESOP Committee made by the ESOP Committee in good faith is binding on all persons. Except as provided in ERISA section 405, a dissenting member is not responsible for any action or failure to act if within a reasonable time he registers his dissent with the other members, the Company and the Trustee.

    11.6     Remuneration and Expenses. No remuneration shall be paid to any ESOP Committee member who is an Employee of the Company or an Affiliate for services performed hereunder. However, subject to Section 11.12, the reasonable expenses of an ESOP Committee member incurred in the performance of an ESOP Committee function shall be reimbursed by the Employers. For purposes of the preceding sentence, flight pay loss and pay loss for each IAM member shall be treated as an expense.

    11.7     Indemnification of the ESOP Committee. To the extent permitted by applicable law, the ESOP Committee and its members and any employee, director, or officer of the Company or its Affiliates, shall be indemnified by the Company against any and all liabilities, settlements, judgments, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against them by reason of the performance or nonperformance of their duties in connection with the Plan if such action or inaction did not constitute gross negligence or willful misconduct. Furthermore, the Company agrees to indemnify any such persons against any liability imposed as a result of a claim asserted by any person or persons under federal or state law where such persons act in good faith or in reliance on a written direction or certification of the Company. The foregoing right of indemnification shall be in addition to other rights such persons may have by law or by reason of insurance coverage of any kind. The Company may, at its own expense, settle any claim asserted or proceeding brought against any such persons when such settlement appears to be in the best interests of the Company. If the Company obtains fiduciary liability insurance to protect the ESOP Committee or any of its members, the provisions of this Section 11.7 shall be applicable only to the extent that such insurance coverage is insufficient. The Company shall secure fidelity bonding for the fiduciaries of the Plan, as required by ERISA section 412 and shall secure insurance for ESOP Committee members coextensive with any ERISA insurance coverage provided to any member of the Board of Directors or, if more favorable, to any Employee.

    11.8     Resignation or Removal of ESOP Committee Member. An ESOP Committee member may resign at any time by -delivering his written resignation to the Company. Each of the Company, ALPA and the IAM may remove its ESOP Committee members for any reason. In addition, the Company, at its discretion, may remove any ESOP Committee member for cause upon delivery of written notice to him. Except as provided in the preceding sentence, such resignation or removal, as the case may be, shall become effective only upon the appointment of a qualifying successor member being duly appointed in accordance with Section 11.9. For purposes hereof, "cause" shall be construed to mean an action permitting a member of the Board of Directors to be for cause.

    11.9     Appointment of Successor ESOP Committee Members. ALPA, the IAM or the Company, as the case may be, shall, in accordance with the composition of the ESOP Committee described in Section 11.2, promptly fill any vacancy in the membership of the ESOP Committee and shall give prompt written notice thereof to the other ESOP Committee members, the Company and the Trustee.

    11.10     Interested ESOP Committee Member. A member may not decide or determine a,ny matter or question concerning his own benefits under the Plan or as to how they are to be paid to him unless either such decision could be made by him under the Plan if he were not a member of the ESOP Committee, or such decision applies to all affected Participants similarly. If a member is disqualified to act, and the remaining members of the ESOP Committee cannot agree on a decision, ALPA, the IAM or the Company, as the case may be, may appoint a temporary member to exercise the powers of the interested member concerning the matter as to which he is disqualified.

    11.11     Compliance with Laws. Notwithstanding anything in the Plan or the Trust Agreement to the contrary, every individual who is a fiduciary with respect to the Plan shall exercise his responsibilities with respect to the Plan in a manner consistent with ERISA and other applicable laws.

    11.12     Expenses of the Plan and Trust. All reasonable expenses of administering the Plan and Trust shall be charged to and paid by the Employers; provided, however, that, in the case of a dispute between the Company and the Committee, the reasonableness of any expense shall be determined without regard to Sections 11.5 and 11.2(b)(ii)(1), and, provided, further, that in the event of any disagreement with respect to the reasonableness of an expense, neither a determination of the ESOP Committee that an expense is reasonable nor a determination by the Company that an expense is unreasonable shall be accorded any presumption of correctness. Unless the Company and ESOP Committee otherwise agree, such disagreement shall be resolved through the judicial process and the Company shall pay the reasonable expenses of litigation (and with regard to these expenses, the ESOP Committee's determination of reasonableness shall be conclusive). The reasonableness of any expense with respect to the Plan or Trust shall be determined by taking into account, inter alia, (a) the appropriateness and magnitude of the expense, (b) comparative reference to the types and amounts of expenses incurred by other very large employee stock ownership plans that own a significant portion of the employer's outstanding stock, (c) the complexity and size of this Plan and (d) the special purposes for which this Plan was established. Payment of expenses shall not be deemed to be Employer Contributions.

SECTION 12

Claims Procedure

    12.1     Written Claim. The Company, which may delegate its authority, shall be the fiduciary for the initial decision on claims for benefits under the Plan. A Participant (or Beneficiary) may present a claim to the Company for any unpaid benefits. The Company shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. If the claim for benefits is wholly or partially denied, the Company shall notify the Participant (or Beneficiary) in writing of such denial of benefits within 90 days after the Company initially received the benefit claim. Such 90-day period may be extended for an additional 90 days if the Company provides written notice of the extension to the claimant prior to the termination of such 90-day period and the extension is based on special circumstances.

    12.2     Notice of Denial. A notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

(a)     the specific reason or reasons for the denial;

(b)     the specific provisions of the Plan on which the denial is based;

(c)     any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

(d)     the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

     12.3     Review Procedure. Each Participant (or Beneficiary) whose claim for benefits has been denied shall have the opportunity to file a written request pursuant to Section 11.2(b)(ii) for a full and fair review of his claim by the ESOP Committee, to review all documents pertinent to his claim, and to submit a written statement regarding issues relative to his claim. Such written request for review of his claim must be filed pursuant to the procedure set forth in Section 11.2(b)(ii) by the Participant (or Beneficiary) within 60 days after receipt of written notification of the denial of his claim.

    12.4     Notices. All notices denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.

SECTION 13

Amendment and Termination

    13.1     Amendment.

(a)     While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan, at any time; provided, however, that, subject to Sections 13.1(b), (c), and (d) hereof and Section 1.6(g) of the Recapitalization Agreement (relating to skipped dividends), no amendment may be adopted without the approval of both ALPA and the IAM.

(b)     With respect to selected "intragroup matters," however, the Company may amend the Plan with respect to the Salaried and Management Group and shall amend the Plan as reasonably requested by ALPA and the IAM for their respective Employee Groups. An amendment relates to an "intra-group matter" only if it relates to eligibility, or allocation and does not relate to any other matter, including, without limitation, withdrawal, loan, voting, vesting or fiduciary provisions; provided, however, that no amendment may be made which shall disqualify the Plan or extend allocations hereunder beyond the year 2000 or affect the pace of allocations of Company Stock in a manner that would adversely affect the Plan's projected ability to meet the requirements of Code Section 415(c)(6) (which last requirement may be waived by ALPA). Notwithstanding the preceding sentence, with respect to an intragroup matter, the Company need not and cannot (without the required consent) adopt any amendment if it would entail an additional annual expense in excess of approximately $25,000 or if the Company reasonably believes the Company will be exposed to a material liability if the amendment is adopted and, provided, further, that disputes under this subsection (b) shall be resolved by the arbitration procedures of Section 11.2(b)(ii). Finally, the Company may not adopt with respect to Management and Salaried Employees and neither ALPA nor the IAM may require the Company to adopt more than three amendments under this Section 13.1(b) and, in the case of the ALPA Employee Group and the Management and Salaried Employee Group, no amendment may require that allocations be based on factors other then Compensation, Account balances, dividends, and dividend credits.

(c)     ALPA and the IAM shall be accorded an adequate opportunity to review any submission referred to in the first sentence of Section 7(a) of the Preferred Stock Purchase Agreement, and they shall have the right to participate in the consideration of any amendment required by the second sentence of Section 7(a) of the Preferred Stock Purchase Agreement. If an amendment to the Plan or Trust is required to result in the issuance of a determination letter described in such Section 7(a), and if there is more than one form of amendment that would result in such issuance, the Company, ALPA, and the IAM shall agree on the form of such amendment; provided, that if the three persons cannot timely agree, an arbitrator shall be immediately selected pursuant to the procedures set forth in Section 11.2(b)(ii). Such arbitrator shall select the amendment that would result in such issuance and that best carries out the purposes of this Plan at a reasonable expense.

(d)     Finally, the approval of ALPA and the IAM shall not be required with respect to an amendment if such amendment (w) is in connection with an extension of an Acquisition Loan in accordance with its terms, (x) extends the allocation period applicable to the Salaried and Management Group, (y) will not cause any extension in the allocation period applicable to the ALPA Employee Group or the IAM Employee Group, and (z) the failure to adopt the amendment would make it impossible to successfully complete the steps described in Section 5.4(a)(i) through (vii) without changing the percentages set forth in Section 5.4(a)(i)(A). The Company agrees that its authority to extend an Acquisition Loan shall be conditioned on enactment of an amendment accomplishing the goals of the prior sentence. ALPA and the IAM shall have the unilateral power to require the Company to extend an Acquisition Loan and adopt an amendment identical to that described in the preceding two sentences, so long as the protections described in the preceding two sentences are accorded to the Employee Groups for which the amendment is not required.

(e)     An amendment under Subsection (b) or (d) shall not be effective unless advance notice of at least 10 days before adoption is given to ALPA, the IAM, and the Board of Directors. Such advance notice may be waived by the party to whom notice is otherwise due.

     13.2     Termination. Subject to the approval of ALPA and the IAM, the Plan will terminate as to all of the Employers on any date specified by the Company.

    13.3     Merger and Consolidation of Plan; Transfer of Plan Assets. No merger or consolidation with, or transfer of assets to, any other plan may be effected without the consent of ALPA and the IAM. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof, if the Plan was then terminated, would receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated. Notwithstanding the preceding language, in the event of a merger, if the surviving corporation of the merger agrees to continue the Plan, no termination or partial termination will be deemed to have occurred. This Section 13.3 does not apply to transfers or rollovers described in Sections 7.1 and 7.5.

    13.4     Distribution on Termination. If, on termination of the Plan, a Participant remains an Employee of his Employer or any of its Affiliates, the amount of the Participant's benefits may be retained in the Trust until after the Participant's termination of employment with his Employer and any of its Affiliates and shall be paid to such Participant or, in the event of the Participant's death, to his Beneficiary, in a lump sum. The benefits payable to a Participant whose employment with his Employer or any of its Affiliates is terminated coincident with the termination of the Plan shall be paid to the Participant or, in the event of the Participant's death, to his Beneficiary, in a lump sum. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them. Affected Participants will be notified of an amendment, termination or partial termination of the Plan, as required by law.

SECTION 14

Top-Heavy Provisions

    14.1     Top-Heavy Provisions. If, as of the last day of the first Plan Year, or thereafter, if as of the day next preceding the beginning of any Plan Year (the "Determination Date"), the Plan is a "top-heavy plan" (determined in accordance with the provisions of Code section 416(g)) that is, the aggregate present value of the accrued benefits and account balances of all "Key Employees" (within the meaning of Code section 416(i) and for this purpose using the definition of Compensation, as modified under Section 5.5(b)) and their Beneficiaries exceeds 60% of the aggregate present value of the accrued benefits and account balances of all Participants and Beneficiaries, the amendments specified in this Section 14 will automatically become effective as of the first day of the Plan Year. For purposes of the above sentence, the aggregate present value of the accrued benefits and account balances of a Participant who has not performed any services for the Company or any of its Affiliates during the five year period ending on the Determination Date shall not be taken into account. This calculation shall be made in accordance with Code section 416(g), taking into consideration plans which are considered part of the Aggregation Group. The term "Aggregation Group" shall include each plan of the Company or any of its Affiliates that includes a Key Employee and each plan of the Company or any of its Affiliates that allows the Plan to meet the requirements of Code section 401(a)(4) or Code section 410 and may include any other plan of the Company or any of its Affiliates, if the Aggregation Group would continue to meet the requirements of Code sections 401(a)(4) and 410.

    14.2     Amendments.

(a)     Minimum Accruals. Section 3 will be modified to provide that the aggregate amount of Employer Contributions allocated in each Plan Year to the Accounts of each Participant who is a Non-Key Employee (within the meaning of Code section 416(i)(1)), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:

    (i)     three percent of his Compensation for the Plan Year; and

    (ii)     a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that key Employee's Compensation; and

(b)     Code section 415(e). Section 5.5 will be amended to provide that the dollar limitations in the denominators of the "defined benefit plan fraction" and "defined contribution plan fraction" (as such terms are defined in Code section 415(e)) will be multiplied by 1.0 instead of 1.25. However, the above sentence shall not apply if "four percent" is substituted for "three percent" in paragraph (a) above.

 The preceding provisions will remain in effect for the period in which the Plan is top-heavy. If, for any particular year thereafter, the Plan is no longer top-heavy, the provisions contained in this Section 14 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.     14.3     Super Top-Heavy Provisions. If, as of a Determination Date, the aggregate present value of the accrued benefits and Account balances of all "Key Employees" (within the meaning of Code section 416(i)) and their Beneficiaries exceeds 90% of the aggregate present value of the accrued benefits and Account balances of all Participants and Beneficiaries, paragraph (a) of Section 14.2 will automatically become effective as of the first day of such Plan Year, except that Section 14.2(b) will be modified to provide that the dollar limitations in the denominators of the defined benefit plan fraction and defined contribution plan fraction in Section 5.5 shall be multiplied by 1.0 instead of 1.25, whether or not the minimum benefit is increased under Section 14.2(a).

    14.4     Special Rule. The provisions of this Section 14 shall not apply to Employees included in a unit of Employees covered by a collective bargaining agreement to the extent provided by Code section 416(i)(4).

SECTION 15

Miscellaneous

    15.1     Qualification. The Plan is designed and intended to comply with the requirements of Code section 401(a) so that contributions and the income on assets in Participants' Accounts will be exempt from Federal income tax until distributed. Accordingly, the adoption of the Plan and the implementing Trust and contributions hereunder are contingent upon and subject to obtaining a written determination of the Internal Revenue Service that the Plan complies with the requirements of Code section 401(a) and that the Trust is exempt from taxation under Code section 501(a).

    15.2     Reversions to Employer. All contributions hereunder are expressly conditioned on their deductibility under Code section 404 and the initial qualification of the Plan. Notwithstanding anything to the contrary contained in the Plan, or in any amendment hereto, if (a) any contribution has been made by an Employer by a mistake of fact, or (b) the initial qualification of the Plan under Code section 401(a) has been denied, or (c) any deduction for a contribution has been disallowed, the Trustee shall return the entire Trust assets if clause (a) applies or such contribution (or the value thereof if lower than the amount of such contribution) to the Company, but in no event shall any such return be made after the expiration of one year following (i) the payment thereof in the case of clause (a) above, (ii) the denial of qualification in case of clause (b) above, or (iii) the disallowance of the deduction in the case of clause (c) above; provided, however, that prior to any such return, Appropriate Arrangements shall be made with ALPA and the IAM to protect the substantive rights of each Employee Group under the Plan.

    15.3     Governing Law. The Plan shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

    15.4     Notices. Any notice, communication or document required hereunder to be given to, or filed with, the ESOP Committee, any union, the Company or any other person shall be properly given or filed if it is in writing and delivered in person or by mail (including federal express, telex and facsimile transmission) addressed,

If to ALPA, to: UAL-MEC/ALPA
6400 Shafer Court
Suite 700
Rosemont, IL 60018
Telephone: (708) 292-1700
Telecopy: (708) 292-1760

Attention: Captain Roger D. Hall

If to IAM, to: International Association of Machinists
and Aerospace Workers
9000 Machinists Place
Upper Marlboro, MD 20772-2687
Telephone: (301) 967-4500
Telecopy: (301) 967-4591
Attention: William L. Scheri

IAM District Lodge 141
321 Allerton Avenue
South San Francisco, CA 94080
Telephone: (415) 873-0662
Telecopy: (415) 873-1676

Attention: Kenneth W. Thiede

                                        If to the Company, to:

UAL Corporation
1200 E. Algonquin Road
Elk Grove Township, IL 60007
Telephone: (708) 956-2400
Telecopy: (708) 9524683

Attention: Chief Executive Officer and Chief Legal Officer

If to any member of the ESOP Committee, to such member at his or her home address. With a copy to his or her respective Union at the address set forth above.

If to any other person, to:

such address or telecopy number as such person may hereafter specify for such purpose.

 or such other address or telecopy number as any of the above may hereafter specify for such purpose by notice in accordance with the foregoing. Each such notice, request or other communication shall be effective (i) if given by facsimile, when received by the addressee using the facsimile number specified in this Section, as evidenced by an automated confirmation receipt from the sending facsimile machine or (ii) if given by any other means, when delivered at the address specified in this Section.

    15.5     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    15.6     Action by Employer. Any action required or permitted to be taken by an Employer under the Plan (including any power of the Company to amend or to terminate the Plan as provided herein) shall be by resolution of its board of directors or by a person or persons authorized by its board of directors.

    15.7     Execution. To record the adoption of this Plan, the undersigned duly authorized officers of the Company have caused this document to be executed and to bear the corporate seal of the Company, all as of the Effective Date.

    15.8     Adjustments. This Plan contains various references to Class 1 and/or Class 2 Non-Voting Preferred Stock. If and to the extent appropriate, an appropriate revision shall be made to such references if the outstanding number of shares of Class 1 and/or Class 2 Non-Voting Preferred Stock is changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger, or through a combination, recapitalization, reclassification, stock consolidation or otherwise.

UAL CORPORATION

Dated: July 12, 1994                                                  By: J.R. O'Gorman

                                                                                  Title: Executive Vice President

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